Exhibit 4.4

SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on March 8, 2018 (the “Effective Date”), by and among:

1.	Qtech Ltd., a company organized under the Laws of Cayman Islands (the “Company”),

2.	InfoUniversal Limited, a company organized under the Laws of Hong Kong (the “HK Company”),

3.	Shanghai Quyun Internet Technology Co., Ltd. (上海趣蕴网络科技有限公司), a wholly foreign-owned enterprise incorporated under the Laws of the PRC and a wholly owned subsidiary of the HK Company (the “WFOE”),

4.	Shanghai Jifen Culture Communications Co., Ltd. (上海基分文化传播有限公司), a limited liability company incorporated under the Laws of the PRC (“Jifen”),

5.	Shanghai Xike Information Technology Service Co., Ltd. (上海溪客信息技术服务有限公司 ), a limited liability company incorporated under the Laws of the PRC (“Xike”),

6.	Shanghai Tuile Information Technology Service Co., Ltd. (上海推乐信息技术服务有限公司), a limited liability company incorporated under the Laws of the PRC (“Tuile”),

7.	Anhui Zhangduan Internet Technology Co., Ltd. (安徽掌端网络科技有限公司), a limited liability company incorporated under the Laws of the PRC (“Zhangduan”),

8.	Beijing Qukandian Internet Technology Co., Ltd. (北京趣看点网络科技有限公司), a limited liability company incorporated under the Laws of the PRC (“Qukandian”, together with “Jifen”, “Xike”, “Tuile” and “Zhangduan”, the “Domestic Companies”),

9.	Shanghai Dian Guan Network Technology Co., Ltd. (上海点冠网络科技有限公司), a limited liability company incorporated under the Laws of the PRC (“Dian Guan”),

10.	the individuals listed on Schedule A attached hereto (each, a “Principal” and collectively, the “Principals”),

11.	the holding companies listed on Schedule A attached hereto owned by such individuals (each, a “Principal Holding Company” and collectively, the “Principal Holding Companies”),

12.	each Person listed on Part A of Schedule B hereto (each, a “Series A Investor” and collectively, the “Series A Investors”),

13.	each Person listed on Part B of Schedule B hereto (the “Series A1 Investor”),

14.	the Person listed on Part C of Schedule B hereto (the “Series B1 Investor”); and

15.	each Person listed on Part D of Schedule B hereto (each, an “Ordinary Shareholder” and collectively, the “Ordinary Shareholders”).

Shareholders’ Agreement

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without definition shall have the meanings set forth in the Series B1 Share Purchase Agreement (as defined below).

RECITALS

A.	The Company owns 100% interest in the HK Company. The HK Company owns 100% interest in the WFOE, which in turn Controls the Domestic Company by a Captive Structure. The WFOE also owns 100% interest in Dian Guan.

B.	The Domestic Companies and Dian Guan are engaged in operation of mobile content aggregation platforms under the name of “趣头条” and “趣多拍” or otherwise and related advertising platforms (the “Business”). The Company seeks expansion capital to grow the Business and, correspondingly, seeks to secure an investment from the Investors, on the terms and conditions set forth herein.

C.	The Series A Investors (except xInternet Limited) have agreed to purchase from the Company, and the Company has agreed to sell to the Series A Investors (except xInternet Limited), certain Series A Preferred Shares (as defined below) of the Company on the terms and conditions set forth in the Series A Preferred Share Purchase Agreement dated September 8, 2017 by and among the Company, the Principals, the Principal Holding Company, the HK Company, the Domestic Companies and the Series A Investors (except xInternet Limited) (the “Series A Share Purchase Agreement”).

D.	The Shareholders’ Agreement dated October 13, 2017 has been entered into by and among the Company, the Principals, the Principal Holding Company, the HK Company, the WFOE, the Domestic Companies, the Series A Investors (the “Series A Shareholders Agreement”).

E.	xInternet Limited has agreed to purchase from CW_toutiao Limited, and CW_toutiao Limited has agreed to sell to xInternet Limited, 225,275 Series A Preferred Shares of the Company on the terms and conditions set forth in the Share Purchase Agreement dated November 12, 2017 by and between xInternet Limited and CW_toutiao Limited.

F.	The Series A1 Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Series A1 Investor, certain Series A1 Preferred Shares (as defined below) of the Company on the terms and conditions set forth in the Series A1 Preferred Share Purchase Agreement dated October 14, 2017 by and among the Company, the Principals, the Principal Holding Company, the HK Company, the WFOE, the Domestic Companies and the Series A1 Investor (the “Series A1 Share Purchase Agreement”).

G.	The Amended and Restated Shareholders’ Agreement dated November 14, 2017 has been entered into by and among the Company, the Principals, the Principal Holding Company, the HK Company, the WFOE, the Domestic Companies, the Series A Investors and the Series A1 Investor (the “Series A1 Shareholders Agreement”).

H.	The Series B1 Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Series B1 Investor, certain Series B1 Preferred Shares (as defined below) of the Company on the terms and conditions set forth in the Series B1 Preferred Share Purchase Agreement dated March 4, 2018 by and among the Company, the Principals, the Principal Holding Company, the HK Company, the Domestic Companies, Dian Guan and the Series B1 Investor (the “Series B1 Share Purchase Agreement”).

2	Shareholders’ Agreement

I.	The Series B1 Share Purchase Agreement provides that the execution and delivery of this Agreement shall be a condition precedent to the consummation of the transactions contemplated under the Series B1 Share Purchase Agreement, and this Agreement shall replace and supersede the Series A1 Shareholders Agreement in its entirety.

J.	The Investors desire to enter into this Agreement and to accept the rights, covenants and obligations hereof.

K.	After the date hereof, the Company desires to complete the Series B2 Issuance (as defined below) with the Series B2 Investors (as defined below), and upon the Series B2 Closing (as defined below), the Series B2 Investors will enter into a joinder deed in the form of Exhibit A to join in and be bound by the terms of this Agreement as an Investor.

L.	The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.	Definitions.

1.1    The following terms shall have the meanings ascribed to them below:

“Accounting Standards” means generally accepted accounting principles in the United States or PRC, as applicable, applied on a consistent basis.

“Affiliate” means, (a) with respect to a Person other than a natural person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person, and (b) in the case of a natural person, any other Person that is directly or indirectly Controlled by such a Person or is a Relative of such Person; provided that the Company and its Subsidiaries shall be deemed not to be Affiliates of the Investors. In the case of an Investor, where applicable, the term “Affiliate” also includes (v) any Controlling shareholder of such Investor, (w) any of such Controlling shareholder’s or Investors’ general partners, (x) the fund manager managing such Controlling shareholder or Investor (and general partners and key officers who Controls, or acts as a position of fund partner of, such Investor or its Affiliates thereof) and other funds managed by such fund manager, and (y) trusts controlled by or for the benefit of any such Person referred to in (v), (w) or (x).

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

3	Shareholders’ Agreement

“Associate” means, with respect to any Person, (1) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the record or beneficial owner of five percent (5%) or more of any class of Equity Securities of such corporation or organization, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (3) any Relative of such Person and of such Person’s spouse.

“Auditor” means the Person for the time being performing the duties of auditor of the Company or Jifen (as the case may be).

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the Cayman Islands, the United States, Hong Kong or the PRC.

“Captive Structure” means the structure under which the WFOE Controls Jifen through the Control Documents.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Chengwei” means CW_toutiao Limited, a company incorporated under the laws of the Hong Kong, and its successors, permitted assignees and transferees.

“CMC” means CMC Queen Holdings Limited, a company incorporated under the laws of the Cayman Islands, and its successors, permitted assignees and transferees.

“Circular 37” means the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment and Financing and Round Trip Investment via Special Purpose Companies issued by SAFE on July 4, 2014.

“Closing” has the meaning set forth in the Series B1 Share Purchase Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Convertible Securities” means any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

4	Shareholders’ Agreement

“Consent” means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Control Documents” has the meaning set forth in the Series B1 Share Purchase Agreement.

“Current ESOP” has the meaning set forth in the Series B1 Share Purchase Agreement.

“Deemed Liquidation Event” means any of the following events:

(1)    any consolidation, amalgamation, scheme of arrangement or merger of any Group Company with or into any other Person or other reorganization in which the members or shareholders of such Group Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than fifty percent (50%) of such Group Company’s voting power in the aggregate immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions to which such Group Company is a party or a target in which in excess of fifty percent (50%) of such Group Company’s voting power is transferred (a “Change of Control”); provided that the foregoing shall not include a bona fide equity financing of any Group Company through issuance of Equity Securities of any Group Company; provided further, that no shareholder of the Company or the Company shall circumvent or otherwise avoid the liquidation preference provisions set forth in the Charter Documents of the Company or the intent thereof by structuring a Change of Control as an equity financing but which in substance is a Change of Control; for the avoidance of doubt, Xike, Tuile, Zhangduan and Qukandian shall not be deemed as a “Group Company” for the purpose of this definition, provided that Jifen has not transferred and will not transfer any Equity Securities, material business or assets of any of them;

(2)    a sale, transfer, lease or other disposition of all or substantially all of the assets of any Group Company (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of such Group Company); or

(3)    the exclusive, irrevocable licensing of all or substantially all of any Group Company’s intellectual property to a third party.

“Director” means a director serving on the Board.

5	Shareholders’ Agreement

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, partnership interest, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, senior or pari passu, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing (whether or not such derivative securities have actually been issued by such Person), or any Contract providing for the acquisition of any of the foregoing.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” means any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof (including any entity or enterprise owned or controlled by a government), any court, tribunal or arbitrator, any public international organization and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company, the HK Company, the WFOE, Dian Guan and the Domestic Companies, together with each Subsidiary of any of the foregoing, and “Group” refers to all of the Group Companies collectively.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indebtedness” of any Person means, without duplication, actual or contingent obligations in respect of each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized in accordance with Accounting Standards, (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

6	Shareholders’ Agreement

“Indemnification Agreement” has the meaning given to such term in the Series B1 Share Purchase Agreement.

“Information Rights Holder” means a holder of any Preferred Shares.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations, utility models and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing and any similar rights situated in any country and the benefit (subject to the burden) of any of the foregoing (in each case whether registered or unregistered and including applications for the grant of any of the foregoing and the right to apply for any of the foregoing in any part of the world).

“Investors” means collectively, the Series A Investors, the Series A1 Investor, the Series B1 Investor and, after the completion of the Series B2 Issuance, the Series B2 Investor.

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Liabilities” means, with respect to any Person, all liabilities, obligations, Indebtedness and commitments of such Person of any nature, accrued, absolute, contingent or otherwise, due or to become due, liquidated or unliquidated, and whether or not of a nature required to be disclosed in the accounts of any Person.

7	Shareholders’ Agreement

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, understanding, law, equity or otherwise.

“Memorandum and Articles” means the Third Amended and Restated Memorandum of Association of the Company and the Third Amended and Restated Articles of Association of the Company, as each may be amended and/or restated from time to time.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Company, including without limitation, the Preferred Shares.

“Ordinary Shares” means the Company’s ordinary shares, par value US$0.0001 per share.

“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“Preferred Shares” means the Series A Preferred Shares, the Series A1 Preferred Shares, the Series B1 Preferred Shares and, if the Series B2 Issuance has been completed, the Series B2 Preferred Shares.

“Public Official” means any executive, official, or employee of a Governmental Authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; or director, officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise, including a PRC state-owned or controlled enterprise.

“Qualified IPO” has the meaning given to such term in the Memorandum and Articles.

“Redpoint” means ACE Redpoint Ventures China I, L.P., ACE Redpoint Associates China I, L.P. and ACE Redpoint China Strategic I, L.P. collectively.

“Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (ii) any Ordinary Shares of the Company issued or issuable as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) herein, and (iii) any Ordinary Shares owned or hereafter acquired by the Investors; excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 20.4. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.

8	Shareholders’ Agreement

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Related Party” means any Affiliate, officer, director, supervisory board member, employee, or holder of any Equity Security of any Group Company, and any Affiliate or Associate of any of the foregoing, in each case, other than the Group Companies.

“Relative” of a natural person means the spouse of such person and any parent, step-parent, grandparent, child, step-child, grandchild, sibling, step-sibling, cousin, in-law, uncle, aunt, nephew, niece or great-grandparent of such person or spouse.

“Restricted Persons I” means persons listed in Part I of Exhibit B, which may be updated once every financial year of the Company with the consents of Mr. Tan Siliang (谭思亮), Chengwei, the Series A1 Investor and Tencent.

“Restricted Persons II” means persons as listed in Part II of Exhibit B, which may be updated once every financial year of the Company with the consents of Mr. Tan Siliang (谭思亮), Chengwei, the Series A1 Investor and Tencent.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Issue Price” means US$6.5520, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series A Preferred Shares.

“Series A Majority” means the holders of at least a majority of the voting power of the outstanding Series A Preferred Shares and the Series A1 Preferred Shares (voting together as a single class and on an as converted basis).

“Series A Preferred Shares” means the Series A Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles of the Company.

“Series A1 Issue Price” means US$7.28, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series A1 Preferred Shares.

“Series A1 Preferred Shares” means the Series A1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles of the Company.

“Series B Investors” means the Series B1 Investor and the Series B2 Investors.

9	Shareholders’ Agreement

“Series B1 Issue Price” means US$19.3722 as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series B1 Preferred Shares.

“Series B Majority” means the holders of at least a majority of the voting power of the outstanding Series B1 Preferred Shares and the Series B2 Preferred Shares (voting together as a single class and on an as converted basis).

“Series B1 Preferred Shares” means the Series B1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles of the Company.

“Series B2 Closing” means the completion of the Series B2 Issuance.

“Series B2 Investors” has the meaning set forth in the Series B1 Share Purchase Agreement.

“Series B2 Issuance” has the meaning set forth in the Series B1 Share Purchase Agreement.

“Series B2 Issue Price” means US$23.6156 as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series B2 Preferred Shares.

“Series B2 Preferred Shares” means the Series B2 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles of the Company.

“Series B2 Share Purchase Agreement” has the meaning set forth in the Series B1 Share Purchase Agreement.

“Shareholder” means a holder of any Shares.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Share Sale” means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires any Equity Securities of the Company such that, immediately after such transaction or series of related transactions, such Person or group of related Persons holds Equity Securities of the Company representing more than fifty percent (50%) of the outstanding voting power of the Company.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person, at any time and from time to time.

“Tencent” means Image Flag Investment (HK) Limited, a company incorporated with limited liability under the laws of Hong Kong.

“Transaction Documents” means, and includes, the “Transaction Documents” as defined in the Series B1 Share Purchase Agreement.

“US” means the United States of America.

10	Shareholders’ Agreement

“United States Person” means United States person as defined in Section 7701(a)(30) of the Code.

1.2    Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section
10% ESOP Quota	19.16
Additional Number	7.4(b)
Agreement	Preamble
Alternative Plan	19.11(b)
Arbitration Notice	20.6(a)
Business	Recitals
Company	Preamble
Confidential Information	19.10(a)
Co-Sale Notice	10.1
Dian Guan	Preamble
Dispute	20.6(a)
Domestic Companies	Preamble
Drag Holders	15.1
Drag-Along Notice	15.1
Drag-Along Sale	15.1
Dragged Holders	15.1
Effective Date	Preamble
Exempt Registrations	3.4

Exercising Shareholder	9.2(c)
First Participation Notice	7.4(a)
First Participation Period	7.4(a)
HK Company	Preamble
HKIAC	20.6(b)
HKIAC Rules	20.6(b)
Investor’s Partners	19.15
Jifen	Preamble
New ESOP	18.1(f)
New ESOP Anti-dilution Right	19.16
New Securities	7.3
Observer	17.1
Offered Shares	9.1
Offeror	15.1
Option Period	9.2(a)
Ordinary Director	17.1
Ordinary Shareholder	Preamble
Oversubscription Participants	7.4(b)
Participation Notice	7.4(b)
Participation Period	7.4(b)
Parties	Preamble
Party	Preamble
Permitted Transferee	12.1
Permitted Transferees	12.1

11	Shareholders’ Agreement

Term	Section
Preemptive Pro Rata Share	7.2
Preemptive Right	7.1
Principal	Preamble
Principal Holding Companies	Preamble
Principal Holding Company	Preamble
Principals	Preamble
Prohibited Transfer	13.1
Put Consideration	19.17(a)
Put Notice	19.17(b)
Put Right	19.17(a)
Qukandian	Preamble
Re-allotment Period	9.2(c)
Restricted Business	19.8
ROFR Pro Rata Share	9.2(b)
Second Notice	9.2(c)
Second Participation Notice	7.4(b)
Second Participation Period	7.4(b)
Selling Shareholder	10.1
Series A Director	17.1
Series A Investor	Preamble
Series A Investors	Preamble
Series A Share Purchase Agreement	Recitals
Series A Shareholders Agreement	Recitals
Series A1 Investor	Preamble
Series A1 Share Purchase Agreement	Recitals
Series A1 Shareholders Agreement	Recitals
Series B1 Director	17.1
Series B1 Investor	Preamble
Series B1 Share Purchase Agreement	Recitals
Shelf Period	2.2(a)
Shelf Registration Statement	2.2
Shelf Takedown Request	2.2(b)
Subpart F Income	19.15
Tokens	19.18
Transfer	8.1
Transfer Notice	9.1
Transferor	9.1
Tuile	Preamble
VIE Event	19.11(b)
Violation	5.1(a)
WFOE	Preamble
Xike	Preamble
Zhangduan	Preamble

12	Shareholders’ Agreement

1.3    Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (vii) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (viii) the term “or” is not exclusive, (ix) the term “including” will be deemed to be followed by “, but not limited to,” (x) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, (xi) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xii) the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Memorandum and Articles, (xiii) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (xiv) references to laws include any such law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, and (xv) all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).

2.	Demand Registration.

2.1    Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the date that is six (6) months after the closing of the IPO, or the date that the lock-up by underwriters is partially or wholly released, Holders holding twenty percent (20%) or more of the voting power of the then outstanding Registrable Securities held by all Holders may request in writing that the Company effect a Registration of Registrable Securities having an anticipated aggregate offering price, net of underwriting discounts and commissions, in excess of US$100,000,000. Upon receipt of such a request, the Company shall (x) promptly (but in no event more than three (3) business days thereafter) give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered as the Initiating Holders may request. The Company shall be obligated to effect no more than three (3) Registrations pursuant to this Section 2.1 that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 is not consummated, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.

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2.2    Registration on Form F-3 or Form S-3. The Company shall use its best efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder(s) may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any shelf registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission (a “Shelf Registration Statement”). Upon receipt of such a request, the Company shall (i) promptly (but in no event more than three (3) business days thereafter) give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. The Company shall be obligated to effect no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Section 2.2; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.2 is not consummated pursuant to Section 2.4 or for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.2.

(a)    Continued Effectiveness. The Company shall use its reasonable best efforts to keep any Shelf Registration Statement continuously effective under the Securities Act in order to permit the prospectus forming part of the Shelf Registration Statement to be usable by Holders until the earlier of: (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (ii) the date as of which no Holder holds Registrable Securities (such period of effectiveness, the “Shelf Period”). Subject to Section 2.3, the Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable Law.

(b)    Shelf Takedown. At any time the Company has an effective Shelf Registration Statement with respect to a Holder’s Registrable Securities, by notice to the Company specifying the intended method or methods of disposition thereof, any Holder with Registrable Securities covered by the applicable Shelf Registration Statement (or to any Holders if such Shelf Registration Statement is undesignated) may make a written request (a “Shelf Takedown Request”) to the Company to effect a public offering, including an underwritten shelf takedown, of all or a portion of such Holder’s Registrable Securities that have been Registered under such Shelf Registration Statement, and as soon as practicable the Company shall amend or supplement the Shelf Registration Statement as necessary for such purpose. Upon receipt of such a request, the Company shall (i) promptly (but in no event more than three (3) business days thereafter) give written notice of the proposed shelf takedown to all other Holders with Registrable Securities covered by the applicable Shelf Registration Statement (or to all other Holders if such Shelf Registration Statement is undesignated) and (ii) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction.

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2.3    Right of Deferral.

(a)    The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(1)    if, within three (3) Business Days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 4 (other than an Exempt Registration (as defined below));

(2)    during the period starting with the date of filing by the Company of, and ending ninety (90) days following the effective date of any Registration Statement filed pursuant to Section 2.1 or 2.2 (or subject to Section 3.1) hereof other than an Exempt Registration;

(3)    in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction; or

(4)    with respect to the registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), if Form F-3 is not available for such offering by the Holders.

(b)    If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not utilize this right for more than sixty (60) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other its Securities during such period (except for Exempt Registrations).

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2.4    Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the holders of at least a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Any Holder(s) of the Registrable Securities proposed to be distributed by such underwriter(s) shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations to be made by such Holder as are generally prevailing in agreements of that type, and the aggregate amount of the liability for such Holder under such agreement shall not exceed such Holder’s proceeds from the sale of its Registrable Securities in the offering, net of underwriting discounts and commissions but before expenses. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company in writing that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may exclude up to seventy percent (70%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included, provided that any Initiating Holder shall have the right to withdraw its request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least three (3) days prior to the effective date of the Registration Statement, and such withdrawn request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 or Section 2.2, as the case may be. If any Holder disapproves the terms of any underwriting, the Holder may also elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least three (3) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

3.	Piggyback Registrations.

3.1    Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly (but in no event fewer than twenty (20) days prior to the proposed date of filing such Registration Statement, or in the case of a Shelf Registration Statement, the anticipated pricing or trade date) give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

16	Shareholders’ Agreement

3.2    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein, without prejudice, however, to the rights of any Holders entitled to request that such Registration be effected under Section 2.1 or Section 2.2, as the case may be. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3    Underwriting Requirements.

In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. Any Holder(s) of the Registrable Securities proposed to be distributed by such underwriter(s) shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations to be made by such Holder as are generally prevailing in agreements of that type, and the aggregate amount of the liability for such Holder under such agreement shall not exceed such Holder’s proceeds from the sale of its Registrable Securities in the offering, net of underwriting discounts and commissions but before expenses. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude up to seventy percent (70%) of the Registrable Securities, but in any case only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least three (3) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4    Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable) (collectively, “Exempt Registrations”).

17	Shareholders’ Agreement

4.	Registration Procedures.

4.1    Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(a)    Prepare the required Registration Statement, which shall be furnished to the Holders of the Registrable Securities covered by such Registration Statement, and make such changes concerning the Holders in such documents as such Holders, or their counsel, may reasonably request prior to the filing thereof;

(b)    File with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, (i) in the case of a Registration Statement other than a Shelf Registration Statement, keep the Registration Statement effective until the shorter of (x) one hundred eighty (180) days or (y) such date on which the distribution thereunder has been completed, and (ii) in the case of a Shelf Registration Statement, in compliance with Section 2.2(a);

(c)    Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(d)    Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(e)    To the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment;

(f)    Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(g)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

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(h)    Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) any written comments by the Commission, or any request by the Commission or any applicable Governmental Authority for amendments or supplements to such Registration Statement, or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the Commission relating to, or which may affect, the Registration, (b) the issuance of any stop order by the Commission, or (c) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with applicable Laws, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with applicable Laws;

(i)    Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of (x) the effective date of the registration statement covering such Registrable Securities, and (y) the date of the sale as contemplated in Rule 159 under the Securities Act, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(j)    Otherwise comply with all rules and regulations of the Commission to the extent applicable to the applicable registration statement, prospectus or free writing prospectus and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a financial year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(k)    Not, without the written consent of the holders of at least a majority of voting power of the then outstanding Registrable Securities, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Act;

(l)    Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration;

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(m)    Use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s equity securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s equity securities are then quoted; and

(n)    Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with a Qualified IPO, the primary exchange on which the Company’s securities will be traded.

4.2    Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3    Expenses of Registration. All expenses, including the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement, incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees (including to the Commission and FINRA), printers’ and accounting fees, fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, “roadshow” expenses to the extent the underwriters recommend a “roadshow” by the Company’s management to facilitate the sale of Registrable Securities, fees and disbursements of counsel for the Company, reasonable fees and disbursement of counsel for all selling Holders and any reasonable fees and expenses of underwriters customarily paid by issuers or seller of securities shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or Section 2.2 of this Agreement if the Registration request is subsequently withdrawn at the request of the Holders holding at least a majority of the voting power of the Registrable Securities requested to be Registered by all Holders in such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration) unless the Holders of at least a majority of the voting power of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.1 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and the Company shall pay any and all such expenses.

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5.    Registration-Related Indemnification.

5.1    Company Indemnity.

(a)    To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, shareholders, members, each partner, shareholder and member of each such partner, shareholder or member, each of their respective affiliates, officers directors, shareholders, employees, advisors (including legal counsel) and agents, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act or the Exchange Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement under which such Registrable Securities are registered or sold under the Securities Act (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the company or any of its subsidiaries including any report or other document filed under the Exchange Act, (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a preliminary or final prospectus, in light of the circumstances under which they were made) not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse, as incurred, each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(b)    The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall such indemnity apply in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished specifically for use in such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

5.2    Holder Indemnity.

(a)    To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act or the Exchange Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder specifically for use in such Registration; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

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(b)    The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3    Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.4    Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

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5.5    Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6    Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

6.     Additional Registration-Related Undertakings.

6.1    Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144, Rule 144A and Regulation S promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(a)    make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)    file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(c)    at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed); and

23	Shareholders’ Agreement

(d)    take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to Sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemption provided by Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or any comparable provision of any Applicable Securities Laws.

6.2    No Inconsistent Agreements; Limitations on Subsequent Registration Rights. Neither the Company nor any of its subsidiaries shall hereafter enter into, and neither the Company nor any of its subsidiaries is currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement. From and after the date of this Agreement, the Company shall not, without the written consent of holders of at least a majority of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3    ”Market Stand-Off” Agreement. Each holder of Registrable Securities agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company owned immediately prior to the date of the final prospectus relating to the Company’s IPO (other than those included in such offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (a) the forgoing provisions of this Section shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall not be applicable to any Holder unless all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company (calculated on an as-converted to Ordinary Share basis) are bound by restrictions at least as restrictive as those applicable to any such Holder pursuant to this Section, (y) this Section shall not apply to a Holder to the extent that any other Person subject to substantially similar restrictions is released in whole or in part, and (z) the lockup agreements shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement. The Series A Investors, Series A1 Investors, Series B1 Investor and Series B2 Investors agree to execute and deliver to the underwriters a lock-up agreement containing substantially similar terms and conditions as those contained herein.

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6.4    Termination of Registration Rights. The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of a Qualified IPO, and (ii) with respect to any Holder, the date on which such Holder no longer holds any Registrable Securities.

6.5    Exercise of Ordinary Share Equivalents. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

6.6    Intent. The terms of Sections 2 through 6 are drafted primarily in contemplation of an offering of securities in the United States of America. The parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(a)    it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(b)    it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the holders of at least a majority of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted basis) to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

7.    Preemptive Right.

7.1    Preemptive Right. The Company hereby grants to each Investor the right of first refusal to purchase all (or any part) of such Investor’s Preemptive Pro Rata Share (as defined in Section 7.2 below) (and any oversubscription, as provided below) of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement (the “Preemptive Right”).

7.2    Preemptive Pro Rata Share. Each Investor’s “Preemptive Pro Rata Share” for purposes of the Preemptive Rights under this Section 7 is the ratio of (a) the number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by such Investor, to (b) the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights. Each Investor may apportion, at its sole discretion, its Preemptive Pro Rata Share among its Affiliates in any proportion, provided that, for so long as Tencent together with its Affiliates hold more than 50% of the Series B1 Preferred Shares it acquired at the Closing (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events), such Affiliates shall not be any of the Restricted Persons II without prior written consent of Tencent).

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7.3    New Securities. For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued after the date hereof, except for:

(a)    Ordinary Shares and/or options or warrants therefor issued to employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the equity incentive, purchase or participation plan, duly approved in accordance with Section 18 herein;

(b)    Ordinary Shares actually issued upon the conversion or exchange of Convertible Securities, provided such issuance is pursuant to the terms of such Convertible Security and the issuance of the Convertible Security has been duly approved in accordance with Section 18 herein;

(c)    any Equity Securities of the Company issued pursuant to a bona fide firmly underwritten public offering duly approved in accordance with Section 18 herein;

(d)    any Equity Securities of the Company issued pursuant to a bona fide business acquisition of all or substantially all of the assets or fifty percent (50%) or more of the equity ownership or voting power of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in a single transaction or a series of related transactions, in each case, duly approved in accordance with Section 18 herein;

(e)    any Series B2 Preferred Shares issued pursuant to the Series B Issuance;

(f)    any Ordinary Shares issued or issuable upon the conversion of the Preferred Shares.

7.4    Procedures.

(a)    First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Investor written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and other material terms upon which the Company proposes to issue such New Securities. The Investors shall have ten (10) Business Days from the date of receipt of the First Participation Notice (the “First Participation Period”) to agree in writing to purchase up to such Investor’s Preemptive Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Investor’s Preemptive Pro Rata Share). If any Investor fails to so respond in writing within such ten (10) Business Day period, then such Investor shall forfeit the right hereunder to purchase its Preemptive Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

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(b)    Second Participation Notice; Oversubscription. If any Investor fails or declines to exercise its Preemptive Rights in full in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”, together with the First Participation Notice, the “Participation Notice”) to the Investors who exercised in full their Preemptive Rights (the “Oversubscription Participants”) in accordance with subsection (a) above, specifying the aggregate number of unpurchased New Securities that remain eligible for purchase by all the Oversubscription Participants. Each Oversubscription Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”, together with the First Participation Period, the “Participation Period”) to notify the Company of its desire to purchase more New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by all the Oversubscription Participants.

7.5    Failure to Exercise. In the event no Investor exercises its Preemptive Right within the First Participation Period, or there are otherwise remaining New Securities following the exercise of the Investors’ respective Preemptive Right, the Company shall have ninety (90) days after the First or Second Participation Period (as applicable) to complete the sale of the New Securities described in the Participation Notice with respect to which the Preemptive Right hereunder were not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the Participation Notice, (provided that, for so long as Tencent together with its Affiliates hold more than 50% of the Series B1 Preferred Shares it acquired at the Closing (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events), such purchaser shall not be any of the Restricted Persons II without prior written consent of Tencent). In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Investors pursuant to this Section 7.

8.	Restriction on Transfers.

8.1    Principals and Holding Companies. No Principal or Principal Holding Company, regardless of such Principal’s employment status with any Group Company, shall directly or indirectly sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way or otherwise grant any interest or right with respect to (“Transfer”) all or any part of any interest in any Equity Securities of the Company now or hereafter owned or held by such Principal or Principal Holding Company prior to a Qualified IPO, without the prior written consents of the Series A Majority and the Series B Majority. In the event a Transfer is approved by the Series A Majority and the Series B Majority, such Transfer shall take effect strictly in accordance with Sections 9 through 11 hereof.

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8.2    Investors. Each Investor may freely Transfer any Equity Securities of the Company (except for any Ordinary Shares, which shall be subject to the Right of First Refusal the Investors described in Sections 9) now or hereafter owned or held by it without limitation; provided that (i) such Transfer is effected in compliance with all applicable Laws, (ii) unless with prior consent of Mr. Tan Siliang (谭思亮), the transferee shall not be any one of the Restricted Persons I, (iii) the transferee shall execute and deliver a joinder deed in substantially the form attached hereto as Exhibit A to join in and be bound by the terms of this Agreement as a holder of the relevant Preferred Shares subject to the Transfer (if not already a Party hereto) upon the closing of such Transfer and a scanned copy of such joinder deed shall be promptly delivered to each of the other Investors, (iv) prior to such Transfer, such Investor shall notify the Company of such Transfer in writing and (v) if such Investor is proposing to Transfer any Ordinary Shares to any Person, such transfer shall be subject to the Right of First Refusal the Investors described in Sections 9. The Company shall update its register of members upon the consummation of any such permitted Transfer. The rights of first refusal and co-sale of the other Investors as provided in Sections 9 to 11 shall not apply to any Transfer of any Preferred Shares by any Investor. Each Investor shall be entitled to disclose to any bona fide proposed transferee any information, documents or materials concerning any Group Company known to or in possession of such Investor, and the Principals shall and shall procure the Group Companies to, provide any assistance or cooperation reasonably requested by such Investor or the proposed transferee in connection with such proposed transferee’s due diligence investigation of the Group Companies, provided however that such proposed transferee shall be subject to reasonable confidentiality obligations and execute relevant non-disclosure agreements in advance.

8.3    Ordinary Shareholders. Each Ordinary Shareholder may freely Transfer any Equity Securities of the Company now or hereafter owned or held by it without limitation; provided that (i) such Transfer is effected in compliance with all applicable Laws, (ii) unless with prior consent of Mr. Tan Siliang (谭思亮), the transferee shall not be any one of the Restricted Persons I, (iii) unless with the prior written consent of Tencent, the transferee shall not be any one of the Restricted Persons II, (iv) such transfer shall be subject to the Right of First Refusal the Investors described in Sections 9, (v) the transferee shall execute and deliver a joinder deed in substantially the form attached hereto as Exhibit A to join in and be bound by the terms of this Agreement as a holder of the relevant transferred Ordinary Shares (if not already a Party hereto) upon the closing of such Transfer and a scanned copy of such joinder deed shall be promptly delivered to each of the Investors, and (iv) prior to such Transfer, such Ordinary Shareholder shall notify the Company of such Transfer in writing. The Company shall update its register of members upon the consummation of any such permitted Transfer. Each Ordinary Shareholder shall be entitled to disclose to any bona fide proposed transferee any information, documents or materials concerning any Group Company known to or in possession of such Ordinary Shareholder, and the Principals shall and shall procure the Group Companies to, provide any assistance or cooperation reasonably requested by such Ordinary Shareholder or the proposed transferee in connection with such proposed transferee’s due diligence investigation of the Group Companies, provided however that such proposed transferee shall be subject to reasonable confidentiality obligations and execute relevant non-disclosure agreements in advance.

8.4    Prohibited Transfers Void. Any Transfer of Equity Securities of the Company not made in compliance with this Agreement shall be null and void as against the Company, shall not be recorded in the register of members of the Company and shall not be recognized by the Company or any other Party.

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8.5    No Indirect Transfers. (a)Each Principal and each Principal Holding Company agrees, and (b) each Ordinary Shareholder agrees, in each case, not to circumvent or otherwise avoid the transfer restrictions or intent thereof set forth in this Agreement, whether by holding the Equity Securities of the Company indirectly through another Person (including a Principal Holding Company) or by causing or effecting, directly or indirectly, the Transfer or issuance of any Equity Securities by any such Person (including a Principal Holding Company), or otherwise. Each Principal and each Principal Holding Company furthermore agrees that, so long as such Principal is bound by this Agreement, the Transfer, sale or issuance of any Equity Securities of any Principal Holding Company of such Principal without the prior written consents of the Series A Majority and the Series B Majority shall be prohibited, and each such Principal and each such Principal Holding Company agrees not to make, cause or permit any Transfer, sale or issuance of any Equity Securities of such Principal Holding Company without the prior written consents of the Series A Majority and the Series B Majority. Any purported Transfer, sale or issuance of any Equity Securities of any Principal Holding Company in contravention of this Agreement shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and no Party (including without limitation, any Principal or Principal Holding Company) shall recognize any such Transfer, sale or issuance.

8.6    Domestic Companies. Unless expressly permitted under any of the Transaction Documents or with the prior written consent of the Investors, (a) each Principal shall not, and shall not cause or permit any other Person (including its Permitted Transferees) to Transfer, through one or a series of transactions any equity interest held or Controlled by him in any Domestic Company to any Person. Any Transfer in violation of this Section 8.6 shall be void and each Domestic Company hereby agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such equity interest, and (b) each Domestic Company shall not, and each Principal shall not cause or permit such Domestic Company to, issue to any Person any equity interest of such Domestic Company or any options or warrants for, or any other securities exchangeable for or convertible into, such equity interest of such Domestic Company.

8.7    Performance. Each Principal irrevocably agrees to cause and guarantee the performance by each of such Principal’s Holding Companies of all of their respective covenants and obligations under this Agreement.

8.8    Exempt Transaction. Notwithstanding any provision to the contrary contained herein, Sections 8 through 13 of this Agreement shall not apply with respect to a transfer made pursuant to Section 15 of this Agreement or Article 119 of the Memorandum and Articles.

8.9    Legend. Each existing or replacement certificate for Equity Securities of the Company now owned or hereafter acquired by any Principal or Principal Holding Company and their permitted transferees shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS AGREEMENT (AS AMENDED FROM TIME TO TIME) BY AND BETWEEN THE SHAREHOLDER, THE COMPANY AND CERTAIN OTHER PARTIES THERETO.”

(a)    The Company may annotate its register of members with an appropriate, corresponding legend. At such time as the related Equity Securities are no longer subject to this Agreement, the Company shall, at the request of the holder of such Equity Securities, issue replacement certificates for such Equity Securities without such legend.

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(b)    In order to ensure compliance with the terms of this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company acts as transfer agent for its own securities, it may make appropriate notations to the same effect in its own records.

9.    Rights of First Refusal.

9.1    Transfer Notice. To the extent the applicable consents of the Series A Majority and the Series B Majority have been given pursuant to Section 8, if any Principal, Principal Holding Company or any Ordinary Shareholder proposes to Transfer any Equity Securities of the Company or any interest therein to any Person or any Investor proposes to Transfer any Ordinary Shares to any Person, then such Principal, Principal Holding Company, Ordinary Shareholder or Investor (in each case, a “Transferor”) shall give the Investors and the Company, written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include (i) a description of the Equity Securities to be transferred (the “Offered Shares”), (ii) the identity and address of the prospective transferee, and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a definitive offer from the prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

9.2    Option of Investors.

(a)    Each Investor shall have an option for a period of ten (10) Business Days following receipt of the Transfer Notice (as may be extended pursuant to Section 9.4(b), the “Option Period”) to elect to purchase all or any portion of its respective ROFR Pro Rata Share (as defined in Section 9.2(b) below) of the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice, by notifying the Transferor in writing before the expiration of the Option Period as to the number of such Offered Shares that it wishes to purchase.

(b)    For the purposes of this Section 9.2(b), an Investor’s “ROFR Pro Rata Share” of the Offered Shares shall be equal to (i) the total number of such Offered Shares, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of Ordinary Shares held by such Investor on the date of the Transfer Notice (including any Preferred Shares held by such Investor on an as-converted basis) and the denominator of which shall be the total number of Ordinary Shares held by all Investors on such date (including all Preferred Shares held by such Investors on an as-converted basis).

(c)    If any Investor fails to exercise its right to purchase its full ROFR Pro Rata Share of the Offered Shares, the Transferor shall deliver written notice thereof (the “Second Notice”), within two (2)Business Days after the expiration of the Option Period, to each Investor that elected to purchase its entire ROFR Pro Rata Share of the Offered Shares (an “Exercising Shareholder”). The Exercising Shareholders shall have a right of re-allotment, and may exercise an additional right to purchase such unpurchased Offered Shares by notifying the Transferor in writing within ten (10) Business Days after receipt of the Second Notice (the “Re-allotment Period”); provided, however, that if the Exercising Shareholders desire to purchase in the aggregate more than the number of such unpurchased Offered Shares, then such Exercising Shareholders will be cut back by the Company with respect to its re-allotment to such number of remaining Offered Shares equal to the lesser of (x) the unpurchased Offered Shares and (y) the product obtained by multiplying (i) the number of the unpurchased Offered Shares by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by such Exercising Shareholders and the denominator of which is the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by all the Exercising Shareholders.

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(d)    Subject to applicable Laws, each Investor shall be entitled to apportion Offered Shares to be purchased among its Affiliates, provided that such Investor notifies the Transferor in writing and such Affiliates shall execute and deliver such documents and take such other actions as may be necessary for such Affiliates to join in and be bound by the terms of this Agreement as a holder of Preferred Shares (if not already a Party hereto) upon and after such Transfer.

9.3    Procedure. If any Investor gives the Transferor notice that it desires to purchase Offered Shares, and, as the case may be, conversion or, then payment for the Offered Shares to be purchased shall be made by check (if agreeable to the Transferor), or by wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares to be purchased, at a place agreed to by the Transferor and all the Exercising Shareholders, and at the time of the scheduled closing therefor, but if they cannot agree, then at the principal executive offices of the Company on the 45th day after the expiration of the Option Period. The said forty-five (45)-day period shall be extended for an additional period of up to forty-five (45) days if necessary to obtain any Consent required for such purchase and payment. The Company shall update its register of members upon the consummation of any such Transfer. Such Offered Shares shall be free and clear of any Lien (other than Liens arising hereunder or attributable to actions by the Investor acquiring such Offered Shares), and the Transferor shall so represent and warrant. The Transferor shall also represent and warrant that it is the beneficial and record owner of such Offered Shares.

9.4    Valuation of Property.

(a)    Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the Exercising Shareholders shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.

(b)    The cash value of such property shall be determined by (i) agreement of the Transferor and the Exercising Shareholders, or (ii) if the Transferor and the Exercising Shareholders cannot agree on such cash value within the Option Period, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by the mutual agreement of the Transferor and the Exercising Shareholders or, if they cannot agree on an appraiser within the Option Period, each such Person shall select an appraiser of internationally recognized standing and such appraisers shall designate another appraiser of internationally recognized standing, whose appraisal shall be determinative of such value and shall be final and binding on the Transferor and the Exercising Shareholders. The Option Period shall be extended to expire after the later of (x) the tenth (10th) Business Days following receipt of the Transfer Notice, and (y) the fifth (5th) Business Days after the cash value of such property is determined pursuant to this Section 9.4(b).

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(c)    The cost of such appraisal shall be shared equally by the Transferor, on the one hand, and the Exercising Shareholders pro rata based on the number of Offered Shares such Exercising Shareholder is purchasing, on the other hand.

10.    Right of Co-Sale.

10.1    To the extent the Investors do not exercise their respective rights of first refusal as to all the Offered Shares proposed to be sold by the Transferor to the transferee identified in the Transfer Notice, the Transferor (other than any Ordinary Shareholder or any Investor proposing to Transfer Ordinary Shares) shall promptly give written notice (the “Co-Sale Notice”) thereof to each Investor not exercising its right of first refusal pursuant to Section 9 (specifying in such Co-Sale Notice the number of the remaining Offered Shares as well as the number of Shares that such Investor may participate in such sale). Each such Investor shall have the right to participate in such sale to the transferee identified in the Transfer Notice of the remaining Offered Shares not purchased pursuant to Section 9, on the same terms and conditions as specified in the Transfer Notice (but in no event less favorable than the terms and conditions offered to the Transferor) (and for the same consideration on an as converted basis) by notifying the Transferor in writing within ten (10) Business Days following the date of the Co-Sale Notice (each such electing Investor, also a “Selling Shareholder”). Such Selling Shareholder’s notice to the Transferor shall indicate the number of Equity Securities the Selling Shareholder wishes to sell under its right to participate. To the extent one or more Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of Offered Shares that the Transferor may sell in the Transfer to the prospective transferee identified in the Transfer Notice shall be correspondingly reduced.

10.2    The total number of Equity Securities that each Selling Shareholder may elect to sell shall be equal to the product of (i) the aggregate number of the remaining Offered Shares being transferred to the prospective transferee identified in the Transfer Notice after giving effect to the exercise of all rights of first refusal pursuant to Section 9 hereof, multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares on an as-converted basis) owned by such Selling Shareholder on the date of the Transfer Notice and the denominator of which is the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) owned by the Transferor and all Selling Shareholders on the date of the Transfer Notice.

10.3    Each Selling Shareholder shall effect its participation in the sale by promptly delivering to the Company, upon the applicable closing, one or more certificates, which represent the type and number of Equity Securities which such Selling Shareholder elects to sell; provided that if the prospective purchaser objects to the delivery of Ordinary Share Equivalents in lieu of Ordinary Shares, such Selling Shareholder shall only deliver Ordinary Shares (and therefore shall convert any such Ordinary Share Equivalents into Ordinary Shares) and certificates corresponding to such Ordinary Shares, and the Company shall effect any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

10.4    The share certificate or certificates that a Selling Shareholder delivers to the Company pursuant to this Section 10 shall be cancelled in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Transferor shall concurrently therewith remit to such Selling Shareholder that portion of the sale proceeds to which the Selling Shareholder is entitled by reason of its participation in such sale. The Company shall update its register of members upon the consummation of any such Transfer.

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10.5    To the extent that any prospective purchaser prohibits the participation by a Selling Shareholder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase Equity Securities from a Selling Shareholder exercising its co-sale rights hereunder, the Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Transferor shall purchase from such Selling Shareholder such Equity Securities that such Selling Shareholder would otherwise be entitled to sell to the prospective purchaser pursuant to its co-sale rights for the same or no less favorable consideration and on the same or no less favorable terms and conditions as the proposed transfer described in the Transfer Notice. Each Selling Shareholder shall not be required to give any representations or warranties with respect to such proposed Transfer or with respect to the Company, except for the ownership and title of such Selling Shareholder’s Equity Securities co-sold in such proposed Transfer.

11.    Non-Exercise of Rights of First Refusal and Co-Sale.

11.1    If the Investors do not elect to purchase all of the Offered Shares in accordance with Section 9, then, subject to the right of the Investors to exercise their rights to participate in the sale of Offered Shares within the time periods specified in Section 10, the Transferor shall have a period of ninety (90) days from the expiration of the Option Period in which to sell the remaining Offered Shares that have not been taken up under Section 9 and Section 10, to the transferee identified in the Transfer Notice upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice, so long as any such sale is effected in accordance with all applicable Laws. The Parties agree that each such transferee, prior to and as a condition to the consummation of any sale, shall execute and deliver to the Parties documents and other instruments assuming the obligations of such Transferor under this Agreement and Memorandum and Articles, including a joinder deed in substantially the form attached hereto as Exhibit A to join in and be bound by the terms of this Agreement as a holder of Ordinary Shares (if not already a Party hereto) upon the closing of such Transfer and a scanned copy of such joinder deed shall be promptly delivered to each of the Investors, and the transfer shall not be effective and shall not be recognized by any Party until such documents and instruments are so executed and delivered.

11.2    In the event the Transferor does not consummate the sale of such Offered Shares to the transferee identified in the Transfer Notice within such ninety (90) day period, the rights of the Investors under Section 9 and Section 10, respectively, shall be re-invoked and shall be applicable to each subsequent disposition of such Offered Shares by the Transferor until such rights terminate in accordance with the terms of this Agreement.

11.3    The exercise or non-exercise of the rights of the Investors under Section 9 and Section 10 to purchase Equity Securities from a Transferor or participate in the sale of Equity Securities by a Transferor (as the case may be) shall not adversely affect their rights to make subsequent purchases from the Transferor of Equity Securities or subsequently participate in sales of Equity Securities by the Transferor hereunder.

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12.    Limitations to Rights of First Refusal and Co-Sale.

12.1    Subject to the requirements of applicable Law, the restrictions under Section 8 and the right of first refusal and right of co-sale under Section 9 and Section 10 shall not apply to (a) any sale of Equity Securities of the Company to the public pursuant to a Qualified IPO, (b) Transfer of any Equity Securities of the Company by a Principal or his Principal Holding Company to a company that is wholly owned by such Principal, and (c) Transfer of any Equity Securities of the Company now or hereafter held by a Principal or his Principal Holding Company to such Principal’s parents, children, spouse, or to a trustee, executor, or other fiduciary for the benefit of such Principal or such Principal’s parents, children, spouse for bona fide estate planning purposes (each such transferee pursuant to clause (b) or (c) above, a “Permitted Transferee”, and collectively, the “Permitted Transferees”); provided, that (i) such Transfer is effected in compliance with all applicable Laws, including without limitation, the SAFE Rules and Regulations, (ii) with respect to any Transfer pursuant to clause (c) above, the Principal has provided the Series A Majority and the Series B Majority reasonable evidence of the bona fide estate planning purposes for such Transfer and reasonable evidence of the satisfaction of all applicable filings or registrations required by SAFE under the SAFE Rules and Regulations, (iii) such Transfer will not constitute a Share Sale or a Deemed Liquidation Event, and (iv) each such Permitted Transferee, prior to the completion of the Transfer, shall have executed a joinder deed in substantially the form attached hereto as Exhibit A assuming the obligations of such Principal or Principal Holding Company under this Agreement as a Principal or Principal Holding Company, with respect to the transferred Equity Securities and the scanned copy of such joinder deed shall be sent to each of the Investor upon such the closing of such Transfer; provided further, that the Transferor shall remain liable for any breach by such Permitted Transferee of any provision under this Agreement, and if any Permitted Transferee in clause (c) or (d) above ceases to be a Permitted Transferee, he/she/it shall immediately Transfer all Equity Securities of the Company held by it to the relevant Principal, Principal Holding Company or any other Permitted Transferee.

13.    Prohibited Transfers.

13.1    In the event the Transferor should sell any Equity Securities in contravention of the co-sale rights of the Investors under Section 10 (a “Prohibited Transfer”), each Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Transferor shall be bound by the applicable provisions of such option.

(a)    Put Option. In the event of a Prohibited Transfer, each Investor shall have the right to sell to the Transferor the type and all or a portion of the number of Equity Securities equal to the number of Equity Securities such Investor would have been entitled to transfer to the prospective purchaser under Section 10 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions.

(i)    The price per share at which the Equity Securities are to be sold to the Transferor shall be equal to the price per Offered Share that would have been paid by the prospective purchaser to such Investor and the Transferor in the Prohibited Transfer. The Transferor shall also reimburse each Investor for any and all reasonable and documented fees and expense, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Investor’s rights under Sections 8 through 12.

(ii)    Within sixty (60) days after the later of the dates on which an Investor (x) received notice of the Prohibited Transfer or (y) otherwise becomes aware of the Prohibited Transfer, such Investor shall, if exercising the option created hereby, deliver to the Transferor an instrument of transfer and either the certificate or certificates representing Equity Securities to be sold under this Section 13 by such Investor, each certificate to be properly endorsed for transfer, or an affidavit of lost certificate. The Transferor shall, immediately upon receipt of the foregoing, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, in cash by wire transfer of immediately available funds or by other means acceptable to such Investor. The Company shall concurrently therewith record such transfer on its books and update its register of members and will promptly thereafter and in any event within five (5) days reissue certificates, as applicable, to the Transferor and such Investor reflecting the Equity Securities held by them following giving effect to such transfer.

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(b)    Voidability of Prohibited Transfer. Notwithstanding anything to the contrary contained herein and the rights afforded to the Investors in this Section 13, any attempt by a Transferor to transfer Equity Securities in violation of any of Sections 8, 9, 10, 11 and 12 shall be void, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares.

14.    Lock-Up.

In addition to but not in lieu of any other transfer restriction contained herein, each Principal and each Principal Holding Company agrees that such Person will not during the period commencing on the date of the final prospectus relating to the first underwritten registered public offering of the Ordinary Shares (or any other Equity Securities of any Group Company) and ending on the date specified by the Company and the managing underwriter (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company or any Principal Holding Company (other than those included in such offering) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or other securities, in cash or otherwise. The underwriters in connection with such public offering are intended third party beneficiaries of this Section 14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Principal and Principal Holding Company agrees to execute and deliver to the underwriters a lock-up agreement containing substantially similar terms and conditions as those contained herein.

15.    Drag-Along Rights.

15.1    Drag-Along Obligations. At any time from the Closing and prior to a Qualified IPO, if (i) the Series A Majority, (ii) the Series B Majority and (iii) holders representing a majority of the Ordinary Shares (together as the “Drag Holders”) propose to enter into a transaction or a series of transactions that constitute a Share Sale or a Deemed Liquidation Event (the “Drag-Along Sale”) with any Person (the “Offeror”), provided that such proposed Drag-Along Sale implies a sale price per Share no less than two (2) times the Series B1 Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events), the Drag Holders may, at their option, by delivery of a written notice (the “Drag-Along Notice”), require all of the other Shareholders, including Principals and Principal Holding Companies, (the “Dragged Holders”) to, and whereupon each Dragged Holder shall:

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(a)    sell, at the same time as the Drag Holders sell, to the Offeror, in the Drag-Along Sale, all of its Equity Securities of the Company or the same percentage of its Equity Securities of the Company as the Drag Holders sell, upon substantially the same terms and conditions as were agreed to by the Drag Holders; provided, however, that such terms and conditions, including with respect to price paid or received per Equity Security of the Company, may differ as between different classes of Equity Securities of the Company in accordance with their relative liquidation preferences as set forth in the Memorandum and Articles and provided further that some Shareholders may be given the right or opportunity to exchange or roll a portion of their Equity Securities of the Company for Equity Securities of the acquirer or an Affiliate thereof in the Drag-Along Sale, but in such event there shall be no obligation to afford such right or opportunity to all of the Shareholders (provided further that, if such right is given to any Shareholder, it shall also be offered to all the Investors);

(b)    vote all of its Equity Securities of the Company (a) in favor of such Drag-Along Sale, (b) against any other consolidation, recapitalization, amalgamation, merger, sale of securities, sale of assets, business combination, or transaction that would interfere with, delay, restrict, or otherwise adversely affect such Drag-Along Sale, and (c) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to such Drag-Along Sale or that could result in any of the conditions to the closing obligations under such agreement(s) not being fulfilled, and, in connection therewith, to be present (in person or by proxy) at all relevant meetings of the Shareholders (or adjournments thereof) or to approve and execute all relevant written consents in lieu of a meeting;

(c)    not exercise any dissenters’ or appraisal rights under applicable Law with respect to such Drag-Along Sale;

(d)    take all necessary actions in connection with the consummation of such Drag-Along Sale as reasonably requested by the Drag Holders, including the execution and delivery of any share transfer or other agreements prepared in connection with such Drag-Along Sale, and the delivery, at the closing of such Drag-Along Sale involving a sale of Shares, of all certificates representing Shares held or controlled by such holder, duly endorsed for transfer or accompanied by a duly executed share transfer form, or affidavits and indemnity undertakings with respect to lost certificates; and

(e)    approve any restructuring of the Company in connection with such Drag-Along Sale, as and if reasonably requested by the Drag Holders.

In any such Drag-Along Sale, (i) each such Dragged Holder shall make representations and warranties regarding such holder’s title to and ownership of the Shares, due authorization, enforceability, no violation or breach of or default by such Dragged Holder under (with or without the giving of notice or the lapse of time or both) any law or regulation applicable to such Dragged Holders or any material contract to which such Dragged Holder is a party or by which it is bound as a result of such Dragged Holder participating in the Drag-Along Sale, obtaining all requisite Consents in connection with the Drag-Along Sale, to the extent that such Consents can be obtained without incurring significant expenses, (ii) each such Dragged Holder shall bear a proportionate share (based on the relative proceeds received in such transaction) of the Drag Holder’s reasonable and documented fees and expenses incurred in the Drag-Along Sale transaction, including legal, accounting and investment banking fees and expenses, and if approved by such Dragged Holder, by deducting such fees and expenses from the proceeds payable to such Dragged Holder, and (iii) each such Dragged Holder shall severally, not jointly, join on a pro rata basis (based upon the relative proceeds received in such transaction) in any indemnification obligations of the Company that are part of the terms and conditions of such Drag-Along Sale (other than those that relate specifically to a particular holder, such as indemnification with respect to representations and warranties given by such holder regarding such holder’s title to and ownership of the Shares, due authorization, enforceability, and no conflicts, which shall instead be given solely by such holder). In no event shall a holder of Preferred Shares be required to (i) assume any obligations in connection with the Drag-Along Sale other than any customary obligations (which, for the avoidance of doubt, shall not include any non-compete provisions, non-solicitation provisions, exclusivity provisions or other restriction on the business of such holder of Preferred Shares or its Affiliates); or (ii) be liable for the inaccuracy of any representation, warranty or covenant made by, or any obligation of, any other party to the Drag-Along Sale, other than the Company.

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15.2    Other Provisions. In the event that any Dragged Holder fails for any reason to take any of the foregoing actions under this Section 15 following the Drag-Along Notice, such holder hereby grants an irrevocable power of attorney and proxy to any Director to take all necessary actions and execute and deliver all documents deemed by such Director to be reasonably necessary to effectuate the terms hereof.

15.3    Distribution of Proceeds. The proceeds from any Drag-Along Sale shall be distributed in accordance with the terms of Article 8.2(A) of the Memorandum and Articles. Each of the Shareholder hereby agrees and shall procure that the Offeror shall distribute the proceeds of such Drag-Along Sale to the Shareholders in accordance with this Section 15.3.

15.4    Transfer Restrictions. None of the other transfer restrictions set forth herein shall apply in connection with a Drag-Along Sale, notwithstanding anything contained to the contrary herein.

16.    Information and Inspection Rights.

16.1    Delivery of Financial Statements. The Group Companies shall deliver to each Information Rights Holder the following documents or reports:

(a)    within ninety (90) days after the end of each financial year of Jifen, a consolidated income statement and statement of cash flows for Jifen for such financial year and a consolidated balance sheet for Jifen as of the end of the financial year, prepared in accordance with the applicable Accounting Standards consistently applied throughout the period and audited and certified by the Auditor, and a management report including a comparison of the financial results of such financial year with the corresponding annual budget, all prepared in Chinese and in accordance with the Accounting Standards applicable in PRC consistently applied throughout the period; and within ninety (90) days after the end of each financial year of the Company, a consolidated income statement and statement of cash flows for the Company for such financial year and a consolidated balance sheet for the Company as of the end of the financial year, all prepared in accordance with applicable Accounting Standards consistently applied throughout the period and audited and certified by the Auditor;

(b)    within forty-five (45) days of the end of each of the first three fiscal quarters, an unaudited consolidated income statement and statement of cash flows for such quarter and an unaudited consolidated balance sheet for each of the Company and Jifen as of the end of such quarter, and a comparison of the financial results of such quarter with the corresponding quarterly budget, all prepared in accordance with the applicable Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes), and certified by the chief executive officer or chief financial officer of the Company;

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(c)    within thirty (30) days of the end of each month, an unaudited consolidated income statement and statement of cash flows for such month and an unaudited consolidated balance sheet for each of the Company and Jifen as of the end of such month, all prepared in accordance with the applicable Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes), and certified by the chief executive officer or chief financial officer of the Company;

(d)    an annual budget and business plan no later than thirty (30) days prior to the beginning of each financial year, setting forth: the projected income statements for each quarter during such financial year of each Group Company; projected detailed budgets for each such quarter; any dividend or distribution projected to be declared or paid; the projected incurrence, assumption or refinancing of indebtedness; and all other material matters relating to the operation, development and business of the Group Companies;

(e)    the updated capitalization of the Company within thirty (30) days of any change to the capitalization of the Company;

(f)    copies of all documents or other information sent to any other Shareholders and any reports publicly filed by the Company with any relevant securities exchange or Governmental Authority, no later than five (5) days after such documents or information are filed by the Company;

(g)    as soon as practicable, any other information reasonably requested by any such Information Rights Holder.

16.2    Inspection Rights. The Group Companies and the Principals covenant and agree that each Information Rights Holder who solely, or collectively with its Affiliates, hold(s) no less than three percent (3%) of the total issued Shares of the Company shall have the right, at its own expenses, to reasonably inspect facilities, properties, records and books of each Group Company at any time during regular working hours on at least fourteen (14) days prior notice to such Group Company and the right to discuss the business, operation and conditions of a Group Company with any Group Company’s directors, officers, employees, accounts, legal counsels and investment bankers. Each Information Rights Holder shall exercise the foregoing inspection rights no more than four (4) times a year.

17.    Election of Directors.

17.1    Board of Directors and Observer. The Company shall have, and the Parties hereto agree to cause the Company to have, a Board consisting of no more than seven (7) authorized directors with the composition of the Board determined as follows: (i) the holders of a majority of the outstanding Ordinary Shares (voting as a separate class) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time five (5) directors on the Board (each an “Ordinary Director”), (ii) Chengwei shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director on the Board (the “Series A Director”), and (iii) Tencent shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director on the Board (the “Series B1 Director”). Any committee formed by the Board (except for any audit committee which will be formed upon the closing of an IPO) shall include at least the Series A Director and the Series B1 Director. For the avoidance of doubt, if the holders of a majority of the outstanding Ordinary Shares (voting as a separate class) fail to appoint all of the five (5) Ordinary Directors, Mr. Tan Siliang (谭思亮) as an Ordinary Director shall have such number of votes in addition to the one (1) vote of Tan Siliang (谭思亮) as an Ordinary Director that is equal to five (5) less the number of Ordinary Directors that have been appointed. Each of (w) the Series A1 Investor, (x) Redpoint, (y) People Better Limited and Shunwei Growth III Limited jointly upon the closing of their subscription of the Series B2 Preferred Shares and (z) Long Range L.P. upon the closing of its subscription of the Series B2 Preferred Shares shall be entitled to appoint a representative (each, an “Observer”, and collectively, the “Observers”) to attend meetings of the Board in a nonvoting observer capacity and the Company shall give such Observers copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as provided to such directors.

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17.2    Voting Agreements.

(a)    With respect to each election of directors of the Board, each holder of voting securities of the Company shall vote at each meeting of shareholders of the Company, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to keep the authorized size of the Board at seven (7) directors, (ii) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 17.1, and (iii) against any nominees not designated pursuant to Section 17.1.

(b)    Any Director designated pursuant to Section 17.1 may be removed from the Board, either for or without cause, only upon the vote or written consent of the Person or group of Persons then entitled to designate such Director pursuant to Section 17.1, and the Parties agree not to seek, vote for or otherwise effect the removal of any such Director without such vote or written consent. Any Person or group of Persons then entitled to designate any individual to be elected as a Director on the Board shall have the exclusive right at any time or from time to time to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any Director occupying such position or any other vacancy therein, and each other Party agrees to cooperate with such Person or group of Persons in connection with the exercise of such right. Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company at a meeting of the members of the Company (or give written consents in lieu thereof) in support of the foregoing.

17.3    Board Meeting; Quorum. Subject to the provisions of the Memorandum and Articles, the Directors may regulate their proceedings as they think fit, provided however that the board meetings shall be held at least once every three (3) months unless the Board otherwise approves (so long as such approval includes the approvals of the Series A Director and the Series B1 Director) and that a written notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting shall be sent to all Directors entitled to receive notice of the meeting at least five (5) Business Days before the meeting and a copy of the minutes of the meeting shall be sent to such Persons. A meeting of the Board shall only proceed where there are present (whether in person or by means of a conference telephone or another equipment which allows all participants in the meeting to speak to and hear each other simultaneously) a majority of the number of the Directors in office elected in accordance with Section 17.1 that includes at least (i) one (1) Ordinary Director, (ii) the Series A Director and (iii) the Series B1 Director, and the Parties shall cause the foregoing to be the quorum requirements for the Board. Notwithstanding the foregoing and subject to Section 18.2, if notice of the board meeting has been duly delivered to all directors of the Board prior to the scheduled meeting in accordance with the notice procedures under the Charter Documents of the applicable Group Company, and the number of directors required to be present under this Section 17.3 for such meeting to proceed is not present within one half hour from the time appointed for the meeting solely because of the absence of the Series A Director or the Series B1 Director, each holder of voting securities of the Company, or the applicable Group Company, as the case may be, shall procure that the directors present at the meeting shall adjourn the meeting to the seventh (7th) following Business Day at the same time and place (or to such other time or such other place as the directors may determine) with notice delivered to all directors three (3) Business Day prior to the adjourned meeting in accordance with the notice procedures under the Charter Documents of the applicable Group Company and, if at the adjourned meeting, the number of directors required to be present under this Section 17.3 for such meeting to proceed is not present within one half hour from the time appointed for the meeting solely because of the absence of the same Director who was absent at the initial board meeting, then the presence of such director shall not be required at such adjourned meeting solely for purpose of determining if a quorum has been established, provided that at such adjourned meeting the business not included in the notice shall not be transacted.

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17.4    Expenses. The Company will promptly pay or reimburse each non-employee Board member for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings and otherwise performing their duties as directors and committee members.

17.5    Alternates. Subject to applicable Law and this Agreement, each Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom she or he is serving as an alternate.

17.6    Subsidiary Board. Each holder of Preferred Shares shall have the right to: (a) require that the size of the board of each Group Company (other than the Company) be of the same size as the Board and (b) to appoint a number of director(s) to the board of such Group Company equal to the number of director(s) it is entitled to appoint to the Board. Such right shall also carry the right to remove or replace the director so nominated by such holder of Preferred Shares. Each Party shall cause its nominees on the board of directors of any Group Company (whether nominated directly or through any Person) to vote in the manner duly determined by the Board and shall cause any director who fails to vote in such manner to be removed.

17.7    Indemnification Agreement. The Company shall maintain a valid and binding Indemnification Agreement with respect to the Series A Director and the Series B1 Director and directors nominated by Chengwei and Tencent on the boards of the other Group Companies as appointed from time to time in accordance with this Section 17. The Charter Documents of the Company shall at all times provide that the Company shall indemnify such directors to the maximum extent permitted by applicable law.

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18.    Protective Provisions.

18.1    Acts of the Group Companies Requiring Approval of Series A Majority and Series B Majority. Regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Party shall procure each Group Company not to, and the Shareholders of the Company shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the Series A Majority and the Series B Majority:

(a)    any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, any series of Preferred Shares (including without limitation the change of the size or composition of the Board or the board of directors of any other Group Company);

(b)    any action that creates, authorizes the creation of or issues any Equity Security or other security convertible into or exercisable for any Equity Security, or change the authorized number of shares of any series of Preferred Shares or Ordinary Shares or any reorganization or restructuring of its share capital (other than the Restructuring); provided that in case that the Company proposes a Qualified IPO, the holders of Preferred Shares or their Directors (if applicable) shall not unreasonably disapprove the proposal relating to such Qualified IPO.

(c)    any purchase, repurchase, redemption or retirement of any Equity Securities, other than repurchases pursuant to share restriction agreements approved by the Board upon termination of a Director, employee or consultant;

(d)    any amendment or modification to or waiver under any of the Charter Documents in a manner adverse to any series of Preferred Shares;

(e)    any declaration, set aside or payment of a dividend or other distribution, or the adoption of, or any change to, the dividend policy;

(f)    (i) any amendment of the maximum number of Equity Securities that may be granted under the Current ESOP; and (ii) the adoption, amendment or termination of any equity incentive, purchase or participation plan for the benefit of employees, officers, directors, contractors, advisors or consultants other than the Current ESOP (each such plan, a “New ESOP”);

(g)    (i) any transaction(s) with any Related Party (other than the Principals and their respective Associates and Tencent and its Affiliates), either individually or together with any other transactions with such party, having an aggregate transaction value exceeding US$3,000,000 in any financial year, (ii) any transactions with any Related Party (other than the Principals and their Associates) that are on terms that are less favorable than arm’s length terms for the relevant Group Company; and (iii) any transactions with a Principal or its Associate;

(h)    the commencement of or consent to any proceeding seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization, or other arrangement under law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

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(i)    any investment in, or divestiture or sale of an interest in a Subsidiary, partnership or joint venture;

(j)    any transaction or a series of transactions that constitute a Share Sale or a Deemed Liquidation Event, provided that, for so long as Tencent together with its Affiliates hold more than 50% of the Series B1 Preferred Shares it acquired at the Closing (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events), the transferee, target, offeror or other counterparty to the transaction(s) shall not be any of the Restricted Persons II without prior written consent of Tencent;

(k)    approval of, or any deviation from or amendment of, the annual budget or the business and financial plan;

(l)    incurrence of Indebtedness or guarantees of Indebtedness in excess of 10% of the net book value of the total assets of the Group as at the end of the preceding financial year;

(m)    any sale, transfer, or other disposal of, or the incurrence of any Lien on, any assets valued in excess of 10% of the net book value of the total assets of the Group as at the end of the preceding financial year;

(n)    any change in the direct or indirect equity ownership of the Domestic Company or any amendment or modification to or waiver under any of the Control Documents;

(o)    any material change to the business scope or nature of business, or cessation of any business line (including entering into any business not within the scope of the Business); or

(p)    any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (a) through (p) above requires the approval of the Shareholders of the Company in accordance with the applicable Laws, and if the Shareholders vote in favor of such act but the approval of the Series A Majority, the Series B Majority or Tencent (as applicable) has not yet been obtained, then the Series A Majority, the Series B Majority or Tencent (as the case may be) shall, in such vote, have the voting rights equal to the aggregate voting power of all the Shareholders who vote in favour of the resolution plus one.

18.2    Acts of the Group Companies Requiring Board Approval. Regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Party shall permit any Group Company to, and the Shareholders of the Company shall not permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved by the Board (which approval must include the approvals of the Series A Director and the Series B1 Director):

(a)    incurrence of Indebtedness or guarantees of Indebtedness in excess of the lower of (i) US$3,000,000; (ii) 5% of the net book value of the total assets of the Group as at the end of the preceding financial year in the aggregate during any financial year;

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(b)    purchase or lease of any business and/or assets valued in excess of the lower of (i) US$3,000,000; (ii) 5% of the net book value of the total assets of the Group as at the end of the preceding financial year in the aggregate during any financial year

(c)    any capital commitment or expenditure in excess of the lower of (i) US$3,000,000; (ii) 5% of the net book value of the total assets of the Group as at the end of the preceding financial year;

(d)    the investment in any other entity exceeding US$5,000,000 individually or US$10,000,000 in the aggregate during any financial year, or enter into any joint venture or partnership;

(e)    appointment or removal of any auditor, material change in accounting policies or change of financial year; or

(f)    any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

19.    Additional Covenants.

19.1    Business of the Group Companies. The business of each Group Company shall be restricted to the Business, except with the approval of the Board and any required approvals under Section 18.

19.2    SAFE Registration. Each Principal and Ordinary Shareholder, where applicable, shall have complied with the registration requirements under Circular 37. As soon as practicable after the Closing, each applicable Principal and any other holder or beneficial owner of any Equity Security of a Group Company, who is a “Domestic Resident” as defined in Circular 37 and is subject to any of the registration or reporting requirements of Circular 37, shall, where applicable, comply with all reporting and/or registration requirements (including filings of amendments to existing registrations) under Circular 37 and all applicable rules and regulations, and obtain an SAFE registration certificate with respect to his/her interest in the Company in form and substance satisfactory to the Series A Investors, the Series A1 Investor and Tencent.

19.3    Control Documents. The Principals, the Principal Holding Companies, and the Group Companies shall ensure that each party to the relevant Control Documents fully perform its/his/her respective obligations thereunder and carry out the terms and the intent thereof. If any of the Control Documents becomes illegal, void or unenforceable under PRC Laws after the date hereof, the Parties shall cooperate with each other in good faith and shall devise a feasible alternative legal structure reasonably satisfactory to the Investors which gives effect to the intentions of the parties in each Control Document and the economic arrangement thereunder as closely as possible.

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19.4    Control of Subsidiaries. The Company shall institute and keep in place such arrangements as are reasonably satisfactory to the Series A Majority and the Series B Majority such that the Company (i) will at all times Control the operations of each other Group Company, and (ii) will at all times be permitted to properly consolidate the financial results for each other Group Company in the consolidated financial statements for the Company prepared under the Accounting Standards.

19.5    Compliance with Laws; Registrations.

(a)    The Group Companies shall, and each Principal and the Principal Holding Company shall cause the Group Companies to, conduct their respective business in compliance in all material respects with all applicable Laws, including but not limited to Laws regarding foreign investments, corporate registration and filing, import and export, customs administration, foreign exchange, telecommunication and e-commerce, intellectual property rights, labor and social welfare, and taxation, and obtain, make and maintain in effect, all Consents from the relevant Governmental Authority or other Person required in respect of the due and proper establishment and operations of each Group Company as now conducted in accordance with applicable Laws. Without limiting the generality of the foregoing, none of the Group Companies shall, and the Parties (other than the Investors) shall cause each Group Company not to, and the Parties (other than the Investors) shall ensure that its and their respective Affiliates and its respective officers, directors, and representatives shall not, directly or indirectly, (a) offer or give anything of value to any Public Official with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group in obtaining or retaining business, (b) take any other action, in each case, in violation of the Foreign Corrupt Practices Act of the United States of America, as amended (as if it were a US Person), or any other applicable similar anti-corruption, recordkeeping and internal controls Laws, or (c) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in its books and records of Group Company.

(b)    Without limiting the generality of the foregoing, each Principal, Principal Holding Company, and each Group Company shall ensure that all filings and registrations with the PRC Governmental Authorities so required by them shall be duly completed in accordance with the relevant rules and regulations, including without limitation any such filings and registrations with the Ministry of Commerce, the Ministry of Information Industry, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau, customs authorities, product registration authorities, and the local counterpart of each of the aforementioned governmental authorities, in each case, as applicable.

19.6    Current ESOP. Notwithstanding any provisions provided herein, none of the transfer restrictions set forth in this Agreement shall apply in connection with any bona fide transfer or disposal of: (a) the 10,000,000 Ordinary Shares held by Qu Word Limited to the Persons who are entitled to receive such Ordinary Shares pursuant to the 2017 ESOP and (b) the 2,964,141 Ordinary Shares reserved for the 2018 ESOP (as defined in Series B1 Share Purchase Agreement) on the date hereof to any Person, in each case, in compliance with the Current ESOP except that the transferee shall not be one of the Restricted Persons I or the Restricted Persons II without the prior written consent of Tencent.

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19.7    Intellectual Property Protection. Except with the written consent of the Series A Majority and the Series B Majority, the Group Companies shall take all reasonable steps to protect their respective material Intellectual Property rights, including without limitation, registering their material respective trademarks, brand names, domain names and copyrights, and shall require each employee and consultant of each Group Company to enter into an employment agreement in form and substance reasonably acceptable to the Series A Majority and the Series B Majority, and a confidential information and intellectual property assignment agreement and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential such Group Company’s confidential information, intellectual property and trade secrets, prohibiting such persons from competing with such Group Company for a reasonable time after their termination of employment with any Group Company, and requiring such persons to assign all ownership rights in their work product to the relevant Group Company, in each case in form and substance reasonably acceptable to the Series A Majority and the Series B Majority.

19.8    Non-compete. Unless the Series A Majority and the Series B Majority otherwise consent in writing, each Principal (a) so long as such Principal is an employee of or a service provider to a Group Company, shall devote his full time and attention (if he is an employee) or reasonable time and attention (if he is a service provider) to the business of the Group Companies and will use his best efforts to develop the business and interests of the Group Companies, unless an alternative arrangement is approved by the Series A Majority and the Series B Majority, and (b) so long as such Principal is a director, officer, employee or a direct or indirect holder of Equity Securities of a Group Company and for two (2) years after such Principal is no longer a director, officer, employee, service provider or a direct or indirect holder of Equity Securities of a Group Company, shall not, and shall cause his Affiliate or direct Associate not to, directly or indirectly, (i) own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that competes with the businesses of the Group Companies, being the operation of mobile content aggregation platforms and any other major business operations any Group Company may engage in from time to time (a “Restricted Business”); provided, however, that the restrictions contained in this clause (i) shall not apply to (X) such Principal’s investment in an investment fund managed by a professional management company that is not a Related Party of any of the Principals while such Principal does not hold more than 20% equity in such investment fund or management company and is not a member of the investment committee of such investment fund or management company, or (Y) such Principal’s passively owning, directly or indirectly, less than three percent (3%) of the outstanding share capital of any publicly traded company engaged in a Restricted Business or less than five (5)% of the outstanding share capital of any private company engaged in a Restricted Business, in each case, so long as such Principal is not a director, officer, employee or service provider of such company or otherwise participating in the management of such company’s business, (ii) solicit any Person who is or has been at any time a customer of the Group Companies for the purpose of offering to such customer goods or services similar to or competing with those offered by any Group Company, or canvass or solicit any Person who is or has been at any time a supplier or licensor or customer of any Group Company for the purpose of inducing any such Person to terminate its business relationship with such Group Company, or (iii) solicit or entice away or endeavor to solicit or entice away any director, officer, consultant or employee of any Group Company. The Principals expressly agree that the limitations set forth in this Section 19.8 are reasonably tailored and reasonably necessary in light of the circumstances. Furthermore, if any provision of this Section is more restrictive than permitted by the Laws of any jurisdiction in which a Party seeks enforcement thereof, then this Section will be enforced to the greatest extent permitted by Law. Each of the undertakings contained in this Section 19.8 shall be enforceable by each of the Group Companies and each Series A Investor, Series A1 Investor, Series B1 Investor and Series B2 Investor separately and independently. For the avoidance of doubt, if the Group Companies enter into a new business that is approved in accordance with Section 18, and any Principal has been engaged in such new business, such Principal shall duly and timely report to the Board regarding the affairs of such new business, such Principal may continue to engage in such new business and such engagement shall not be deemed to be in breach of his non-compete obligations hereunder.

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19.9    No Avoidance; Voting Trust. Each of the Principals, the Principal Holding Companies and the Group Companies will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed by it hereunder, and each of the foregoing Persons will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement. Each holder of Shares agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any Shares or deposit any Shares in a voting trust or other similar arrangement.

19.10    Confidentiality.

(a)    The terms and conditions of the Transaction Documents (collectively, the “Confidential Information”), including their existence, shall be considered confidential information and shall not be disclosed by any of the Parties to any other Person except that (i) each Party (other than the Investors), as appropriate, may disclose any of the Confidential Information to its current or bona fide prospective investors, prospective permitted transferees, employees, investment bankers, lenders, accountants and attorneys, (ii) each Series A Investor and Series A1 Investor may disclose any of the Confidential Information to its shareholders, direct or indirect partners, fund manager and Affiliates of the foregoing and the employees thereof; (iii) each Series B1 Investor and each Series B2 Investor may disclose any of the Confidential Information to its current or bona fide prospective investors, its Affiliates and its and its Affiliates’ respective shareholders, partners, directors, employees or advisers (including without limitation bankers, consultants, financial advisers, accountants, legal counsels or members of advisory boards), so long as, in each case of (i) to (iii) above, the recipients of the disclosure are receiving such disclosure on a need-to-know basis, have been informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth herein, and (iv) if any Party is requested or becomes legally compelled (including without limitation, pursuant to securities Laws) to disclose the existence or content of any of the Confidential Information in contravention of the provisions of this Section, such Party shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(b)    The provisions of this Section shall replace and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby, including without limitation, any term sheet, letter of intent, memorandum of understanding or other similar agreement entered into by the Company and the Series A Investors, the Company and the Series A1 Investor, the Company and Series B1 Investor, and the Company and the Series B2 Investor(s) in each case, in respect of the transactions contemplated hereby.

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19.11    Option to Purchase the Domestic Companies.

(a)    The Parties hereby acknowledge and agree that, as part of the consideration for the Investors’ investment in the Company and other valuable consideration, the Company has the option, exercisable by the Company or any Subsidiary thereof at any time (provided that such purchase by the Company or such Subsidiary is permitted under the then applicable Laws of the PRC and the exercise timing has been agreed by Mr. Tan Siliang (谭思亮)), to purchase the entire equity interest of the Domestic Companies from the shareholders of Domestic Companies or require the shareholders of the Domestic Companies to transfer such equity interest to an Affiliate of the Company, in each case, at the lowest amount permitted under the Laws of the PRC then applicable. The Parties further agree to effect such transfer of equity interest in the Domestic Companies with respect to the Series A Investors only upon receipt of the written request of the Series A Majority and with respect to the Series B1 Investors and Series B2 Investors the Series B Majority, provided that such transfer shall at the time of such request be permissible under the Laws of the PRC then applicable.

(b)    The Parties hereby acknowledge and agree that, as part of the consideration for the Investor’s investment in the Company and other valuable consideration, each Investor has the option, exercisable by it at any time following the occurrence of any event, occurrence, fact, condition, change or development that, in the reasonable opinion of such Investor based on objective and reasonable evidence, has had, or could reasonably be expected to have, a material adverse effect on the Captive Structure and/or the Control Documents, or that the Control Documents may no longer be valid, legal and enforceable, pursuant to applicable Laws of the PRC (a “VIE Event”), to acquire, or designate an Affiliate incorporated under the Laws of the PRC to acquire, such equity interest in Jifen, whether through a subscription of the equity interest of Jifen or a transfer by the then shareholders of their respective equity interest in Jifen, in each case, at the lowest price permitted under the Laws of the PRC, such that following such acquisition, the Investor’s equity interest in Jifen will be the same as its then shareholding in the Company. Notwithstanding the foregoing, in the event the Series A Majority and the Series B Majority (on an as-converted basis calculated as a single class) approved an alternative arrangement, plan or other solution in response to the foregoing VIE Event (the “Alternative Plan”), such that each Investor’s economic interests, shareholders rights and other rights, preferences and privileges originally provided in the Company could be substantially realized to a reasonable extent under such Alternative Plan, such Investor shall provide cooperation in good faith with other Parties to effect the Alternative Plan in compliance with applicable Laws. To the greatest extent permitted by applicable PRC Laws, the Principals, Principal Holdings Companies and the Group Companies agree to execute all necessary documents, make all necessary filings and take all other necessary actions to give effect to this Section 19.11(b).

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19.12    Tencent’s Right to be a Shareholder of Domestic Entities. Tencent shall have the right (such right, the “Equity Acquisition Right”) to acquire, at nominal value, a direct equity interest in the Domestic Company, Jifen, each wholly-owned subsidiary of the Company established in the PRC or VIE entity established by the Company from time to time and each of their respective wholly-owned subsidiaries, such equity interest to be in proportion to Tencent’s shareholding interest in the Company (on a non-diluted basis). Upon request by Tencent to the Company, the Company shall procure that the shareholder(s) of such entities transfer at nominal value, within 30 Business Days after Tencent’s request, the relevant equity interest in such company to Tencent (or its designated Affiliate), provided that Tencent (or its designated Affiliate) enters into applicable control documents that are substantially similar to the Control Documents or control documents then are entered into by the Company’s other nominee shareholders at such time. If Tencent exercises the Equity Acquisition Right, then each of the Series A Investors, Series A1 Investors and Series B2 Investors may also exercise the Equity Acquisition Right, provided that: (a) the equity interest that may be acquired by it shall be in proportion to its shareholding interest in the Company (on a non-diluted basis) and (b) it shall also enter into applicable control documents described in the preceding sentence.

19.13    Bridge Investment Documents. Each Group Company that is a party to any Bridge Investment Document (as defined under the Series B1 Share Purchase Agreement) shall comply with all of the terms under such Bridge Investment Document.

19.15    PFIC and CFC. (i) Immediately after the Closing, the Company will not be a CFC. The Company shall make due inquiry with its tax advisors on at least an annual basis regarding the Company’s status as a CFC and regarding whether any portion of the Company’s income is “subpart F income” (as defined in Section 952 of the Code) (“Subpart F Income”). Each Series A Investor shall reasonably cooperate with the Company to provide information about such Series A Investor and such Series A Investor’s Partners in order to enable the Company’s tax advisors to determine the status of such Series A Investor and/or any of such Series A Investor’s Partners as a “United States Shareholder” within the meaning of Section 951(b) of the Code. No later than 60 days following the end of each Company taxable year, the Company shall provide the following information to the Investors: (i) the Company’s capitalization table as of the end of the last day of such taxable year and (ii) a report regarding the Company’s status as a CFC. In addition, the Company shall provide the Investors with access to such other Company information as may be necessary for the Investors to determine the Company’s status as a CFC and to determine whether Series A Investor or any of the Investor’s Partners is required to report its pro rata portion of the Company’s Subpart F Income on its United States federal income tax return, or to allow such Investor or such Investor’s Partners to otherwise comply with applicable United States federal income tax laws. For purposes of the foregoing as well as the representations contained in this Section 19.15, (i) the term “Investor’s Partners” shall mean each of the Investor’s partners and any direct or indirect equity owners of such partners, and (iii) the “Company” shall mean the Company and any of the Group Companies.

(ii)    The Company has never been, and, to the best of its knowledge after consultation with its tax advisors, will not be with respect to its taxable year during which the Closing occurs, a PFIC. The Company shall use its best efforts to avoid being a PFIC. In connection with a “Qualified Electing Fund” election made by any of Series A Investor’s Partners pursuant to Section 1295 of the Code or a “Protective Statement” filed by any of Series A Investor’s Partners pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide annual financial information to the Investor in the form provided in the attached hereto as Exhibit C (PFIC Exhibit) (or in such other form as may be required to reflect changes in applicable law) as soon as reasonably practicable following the end of each taxable year of the Company (but in no event later than 60 days following the end of each such taxable year), and shall provide the Investor with access to such other Company information as may be required for purposes of filing U.S. federal income tax returns of Investor’s Partners in connection with any such Qualified Electing Fund election or Protective Statement.

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(iii)    The Company shall take such actions, including making an election to be treated as a corporation or refraining from making an election to be treated as a partnership, as may be required to ensure that at all times the company is classified as corporation for United States federal income tax purposes so long as such actions do not adversely affect the Investors.

(iv)    The Company shall make due inquiry with its tax advisors (and shall cooperate with the Investor’s tax advisors with respect to such inquiry) on at least an annual basis regarding whether the Investor’s or any Investor’s Partner’s direct or indirect interest in the Company is subject to the reporting requirements of either or both of Sections 6038 and 6038B of the Code (and the Company shall duly inform the Investor of the results of such determination), and in the event that the Investor’s or any Investor’s Partner’s direct or indirect interest in Company is determined by the Company’s tax advisors or the Investor’s tax advisors to be subject to the reporting requirements of either or both of Sections 6038 and 6038B Company agrees, upon a request from the Investor, to provide such information to the Investor as may be necessary to fulfill the Investor’s or Investor’s Partner’s obligations thereunder.

19.16    Anti-Dilution Rights for Series B Investor. If the Company proposes to adopt any New ESOP(s) after the Series B1 Closing and the Series B2 Closing, and the aggregate number of Ordinary Shares reserved under any such New ESOP(s) is less than or equal to 10% of the Company’s share capital as at the Series B2 Closing on a fully diluted basis (i.e. 6,859,869 Ordinary Shares, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events after the B2 Closing) (the “10% ESOP Quota”), the Company shall issue to each Series B Investor a number of additional Series B1 Preferred Shares or Series B2 Preferred Shares (with respect to a Series B1 Investor, the Series B1 Preferred Shares; with respect to a Series B2 Investor, the Series B2 Preferred Shares) at a consideration equal to the par value of such shares at the same time as the reservation of shares for the New ESOP(s) to ensure that such Series B Investor’s shareholding percentage only with respect to its applicable Series B1 Preferred Shares or Series B2 Preferred Shares in the Company shall not be diluted by any such New ESOP(s) (“New ESOP Anti-dilution Right”). For the avoidance of doubt, if the number of Ordinary Shares reserved under the New ESOP(s) cumulatively exceeds the 10% ESOP Quota, the Series B Investors shall not have any New ESOP Anti-dilution Right with respect to the portion of Ordinary Shares reserved under the New ESOP(s) which exceeds the 10% ESOP Quota while each Series B Investor shall still be entitled to the New ESOP Anti-dilution Right with respect to the portion of Ordinary Shares reserved under the New ESOP(s) up to the 10% ESOP Quota. For the avoidance of doubt, any grant or exercise of such New ESOP(s) shall follow the procedures specified in the ESOP plan. The New ESOP Anti-dilution Right shall expire upon the IPO of the Company.

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19.17    Put Right for Series B Investors.

(a)    If Mr. Tan commits any fraud or criminal acts, each Series B Investor shall have the right (the “Put Right”) to sell to Mr. Tan and require Mr. Tan to purchase from such Series B Investor all or part of its Preferred Shares at the purchase price equal to the applicable Redemption Price (as defined in the Memorandum and Articles) per share (the “Put Consideration”).

(b)    Each Series B Investor may exercise the Put Right by giving written notice to Mr. Tan (“Put Notice”).    The Put Notice shall include the number of Redeeming Preferred Shares that such Series B Investor intends to sell to Mr. Tan.

(c)    Mr. Tan shall pay such Series B Investor the Put Consideration for the number of Preferred Shares requested to be purchased in the Put Notice in immediately available funds within thirty (30) days after delivery of the Put Notice

19.18    Coin Offerings. Without the prior written approval of Tencent, the Series A Majority and the Series B Majority, no Group Company shall (a) sell, issue or distribute any Company-created digital tokens, coins or cryptocurrency (collectively, “Tokens”) for fundraising purposes, whether through a Simple Agreement for Future Tokens or any other agreement, pre-sale, initial coin offering, token distribution event or crowdfunding; or (b) develop any computer network either incorporating Tokens or permitting the generation of Tokens by network participants.

20.     Miscellaneous.

20.1    Termination. This Agreement shall terminate (i) against all Parties, upon the unanimous consent of all Parties hereto, and (ii) against any one Party, if such Party ceases to own any Equity Securities of the Company. The provisions of Sections 7 through 19 (except for Section 14, Section 19.5 and Section 19.10) shall terminate on the consummation of the Qualified IPO. If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including those under Sections 2 through 6 and Section 19.5, Section 19.10 and this Section 20). If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach notwithstanding the termination of this Agreement.

20.2    [Intentionally Deleted]

20.3    Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Each Principal irrevocably agrees to cause each Principal Holding Company to perform and comply with all of its respective covenants and obligations under this Agreement.

20.4    Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of any Investor hereunder (including registration rights) are assignable (together with the related obligations) in connection with the transfer of Equity Securities of the Company held by such Investor but only to the extent of such transfer in accordance with the provisions of this Agreement. This Agreement and the rights and obligations of each Party (other than the Investors) hereunder shall not otherwise be assigned without the mutual written consent of the Investors, except as expressly provided herein.

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20.5    Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflict of laws thereunder.

20.6    Dispute Resolution.

(a)    Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of the claimant to the dispute with notice (the “Arbitration Notice”) to the respondent(s) to the dispute.

(b)    The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There shall be three (3) arbitrators. The claimant(s) to the dispute shall jointly select one arbitrator and the respondent(s) to the dispute shall jointly select one arbitrator. All selections shall be made within 30 days after the selecting Party gives or receives the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong.

(c)    The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail.

(d)    Each party to the arbitration shall cooperate with each other parties to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(e)    The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(f)    The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong, without regard to principles of conflict of laws thereunder, and shall not apply any other substantive Law.

(g)    Any party to the Dispute shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(h)    During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

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20.7    Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule C (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

20.8    Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

20.9    Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

20.10    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Memorandum and Articles, or elsewhere, as the case may be.

20.11    Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

52	Shareholders’ Agreement

20.12    Amendments and Waivers. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company; (ii) (1) the Series A Majority (in connection with any reserved matter approved in accordance with Section 18 in order to reflect the terms of the transaction contemplated under such approved reserved matter), or (2) the holders of a majority of the Series A Shares and the holders of a majority of the Series A1 Shares (in any other cases than those provided in the foregoing item (1)); (iii) the Series B Majority, and (iv) holders of at least a majority of the Ordinary Shares held by all the Principals and the Principal Holding Companies. Any amendment or waiver effected in accordance with this Section shall be binding upon all the Parties hereto. Notwithstanding the foregoing, no amendment may adversely affect any holder of an existing class of Preferred Shares in a manner that is disproportionate to the other holders of the same class of Preferred Shares, unless otherwise consented by all holders of the relevant class of Preferred Shares; and any Party may waive its rights (but not obligations) under any provision of this Agreement (either generally or in a particular instance and either retroactively or prospectively) by an instrument in writing signed by such Party without obtaining the consent of any other Party.

20.13    No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

20.14    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

20.15    No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

20.16    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

53	Shareholders’ Agreement

20.17    Entire Agreement. This Agreement (including the Schedules hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof, including but not limited to the Series A1 Shareholders Agreement.

20.18    Control. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any of the Group Companies (other than Article 28A of the Memorandum and Articles, which shall not be deemed to be a conflict or inconsistency with this Agreement), or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall prevail in all respects, the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents, and the Parties hereto shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement.

20.19    Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the outstanding shares of such class or series of Shares by such subdivision, combination or share dividend.

20.20    Grant of Proxy. Upon the failure of any Principal or Principal Holding Company to vote its Equity Securities of the Company held thereby, to implement the provisions of and to achieve the purposes of this Agreement, such Principal or Principal Holding Company hereby grants to a Person designated by the Company a proxy, coupled with an interest in all Equity Securities of the Company held by such Principal or Principal Holding Company, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section is amended to remove such grant of proxy in accordance with Section 20.20 hereof, to vote all such Equity Securities to implement the provisions of and to achieve the purposes of this Agreement.

20.21    Future Significant Holders. If so requested by the Board, the Company shall cause a future holder of more than one percent (1%) of the Ordinary Shares or a future holder of Equity Securities (other than Preferred Shares) convertible, exchangeable or exercisable for more than one percent (1%) of the Ordinary Shares (in any case, as designated by the Series A Majority and Series B Majority jointly) to enter into this Agreement and become subject to the terms and conditions hereof as a Principal. The Parties hereto hereby agree that such future holders shall become parties to this Agreement by executing a joinder deed in substantially the form attached hereto as Exhibit A, without any amendment of this Agreement, or any consent or approval of any other Party, provided that the scanned copy of such joinder deed shall be sent to each of the Investor upon and after its execution.

20.22    No Use of Name.

(a)    Notwithstanding anything to the contrary in this Agreement, without the prior written consent of any Investor, and whether or not it or any Affiliate thereof is then a Shareholder of the Company, no Party (other than such Investor and its Affiliates) shall, or shall permit any Affiliate thereof to, use, publish or reproduce the name or logo of such Investor or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements); and

54	Shareholders’ Agreement

(b)    Without limiting the generality of the foregoing, without the prior written consent of Tencent, and whether or not Tencent or any of its Affiliates is then a shareholder of the Company, none of the Parties shall, and each Party shall cause its Affiliates and the Group Companies not to:

(i)    use in advertising, publicity, announcements, or otherwise the name of “Tencent”, “腾讯”, “QQ”, “Wechat”, “微信” or any Affiliate of Tencent, either alone or in combination thereof, including “微信”, “wechat”, “RTX”, “腾讯企业邮EXMAIL.QQ.COM”, “微信朋友圈”, “微信电视”, “Tencent腾讯”, “QQ”, “imqq.com”, “QQ秀/QQSHOW”, “WWW.QQ.COM”, “QQmusic/QQ音乐”, “QQ空间”, “tencent image”, “小Q”, “QQ彩贝/彩贝联盟”, “小Q书桌”, “微云/腾讯微云”, “QQ会员”, “爱马哥”, “QQShowSHOW.QQ.COM”, “Q影”, “腾讯印象”, “同步助手”, “腾讯云”, “应用宝”, “财付通”, “QQ电脑管家”, “腾讯手机管家”, “安全管家”, “酷抠族COOL”, “路宝/腾讯路宝 ”, “QQ浏览器”, “微众”, “腾讯游戏/腾讯互动娱乐Tencent Interactive Entertainment”, “洛克王国Roco Kingdom”, “斗战神ASURA”, “QQ炫舞”, “QQ西游QQXY.QQ.COM”, “QQ飞车”, “英雄杀YXS.QQ.COM”, “AI战士AI.QQ.COM”, “功夫西游”, “逆战NZ.QQ.COM”, “QQ游戏QQGAME.QQ.COM”, “Q游记”, “功夫企鹅”, “Q游记17Q.QQ.COM”, “腾讯原创动漫AC.QQ.COM”, “趣西游”, “众神争霸”, “天天酷跑”, “天天爱消除”, “天天连萌”, “全民三国”, “天天飞车”, “腾讯文学Tencent Literature”, “腾讯网”, “FUN秀”, “小拇指”, “腾讯微漫画”, “碰星球PUNG”, “翻秀”, “腾讯儿童DIY微漫画 ”, “潮童范儿”, “广点通”, “微彩票518.qq.com”, “QQ彩票888.QQ.COM”, “腾讯微公益基金”, “新年新衣”, “筑梦新乡村”, “米大师”, “铜关Tongguan”, “益行家”, “王者荣耀 “, “腾讯地图”, “天天快报”, “TIM”, “FOXMAIL”, “自选股”, “疾风之刃”, “JOOX”, “VOOV”, “理财通”, “Ipick”, the associated devices and logos of the above brands, or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by Tencent or any of its Affiliates; or

(ii)    represent, directly or indirectly, that any product or services provided by any Group Company or any of their respective Affiliates has been approved or endorsed by Tencent or any of its Affiliates.

(iii)    After People Better Limited (“Xiaomi”) has acquired the Series B2 Preferred Shares pursuant to the Series B2 Issuance, without the prior written consent of Xiaomi or any of its Affiliate (if applicable), and whether or not Xiaomi then holds any Shares of the Company, none of the Group Companies or any shareholders of the Group Companies shall, by itself or by instructing a third party, use, publish or reproduce the name or logo of Xiaomi, including but not limited to “雷 军 ”, “小米”, 小米商城，小米网，红米，米兔，米, 米家, 小米生态链，MI, mi, Xiaomi, MIUI, MIJIA, or any other names, trademarks or logos that are registered under the name of Xiaomi or its Affiliates.

20.23    Use of English Language. This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

55	Shareholders’ Agreement

20.24    Aggregation of Shares. All the Shares held by any Investor or its Affiliates shall be aggregated for the purposes of determining the availability of any rights of such Investor under this Agreement.

20.25    Liability.

(a)    The liabilities of the Investors (including their respective successors, permitted assigns and transferees) under this Agreement shall be several, and not joint or joint and several.

(b)    Notwithstanding any provision to the contrary in Section 7.7(iv) (Indemnity) of the Series A Share Purchase Agreement, Section 7.7(iv) (Indemnity) of the Series A1 Share Purchase Agreement, Section 7.6(d) (Indemnity) of the Series B1 Share Purchase Agreement or any indemnification related provisions under the Series B2 Share Purchase Agreement, the aggregate indemnification liability of a Principal under Section 7.7 (Indemnity) of the Series A Share Purchase Agreement, Section 7.7 (Indemnity) of the Series A1 Share Purchase Agreement, Section 7.6 (Indemnity) of the Series B1 Share Purchase Agreement or any indemnification related provisions under the Series B2 Share Purchase Agreement with respect to any Investor seeking indemnification (including all of its relevant Indemnified Parties (as defined in the Series A Share Purchase Agreement, the Series A1 Share Purchase Agreement, the Series B1 Share Purchase Agreement and the Series B2 Share Purchase Agreement, as applicable)) shall be limited to an amount equal to: the fair market value of all the Ordinary Shares then held by such Principal in the Company (through his Principal Holding Company), multiplied by a fraction, the numerator of which is the number of the applicable Preferred Shares then held by such Investor, and the denominator of which is the aggregate number of issued and outstanding Preferred Shares then held by all the Investors seeking indemnification (in each case, on an as-converted basis), provided that this Section 20.25(b) shall not apply if there is a Disqualifying Event (as defined in the Series B1 Share Purchase Agreement).

20.26    Failure to Complete Series B2 Issuance. If the Company does not complete at least the Series B2 Issuance with an Series B2 Investor within thirty (30) days after the date hereof, the Parties shall amend this Agreement and the Memorandum and Articles to remove all references to the Series B2 Issuance.

[The remainder of this page has been intentionally left blank.]

56	Shareholders’ Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	Qtech Ltd.

By:
Name: Tan Siliang (谭思亮)
Title: Director

InfoUniversal Limited

By:
Name: Tan Siping (谭思萍)
Title: Director

上海趣蕴网络科技有限公司

By:
Name: Li Lei (李磊)
Title: Legal Representative

上海基分文化传播有限公司

By:
Name: Chen Sihui (陈思晖)
Title: Legal Representative

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	上海溪客信息技术服务有限公司

By:
Name: Li Lei (李磊)
Title: Legal Representative

上海推乐信息技术服务有限公司

By:
Name: Chen Sihui (陈思晖)
Title: Legal Representative

安徽掌端网络科技有限公司

By:
Name: Li Lei (李磊)
Title: Legal Representative

北京趣看点网络科技有限公司

By:
Name: Li Lei (李磊)
Title: Legal Representative

上海点冠网络科技有限公司

By:
Name:
Title: Legal Representative

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

PRINCIPALS:	Tan Siliang (谭思亮)

Li Lei (李磊)

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

PRINCIPAL COMPANIES:	Innotech Overseas Investment Ltd.

By:
Name: Tan Siliang (谭思亮)
Title: Director

Innotech Group Holdings Ltd.

By:
Name: Tan Siliang (谭思亮)
Title: Director

News Optimizer (BVI) Ltd.

By:
Name: Li Lei (李磊)
Title: Director

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES A INVESTORS:

CW_toutiao Limited

By:
Title: Authorized Signatory
Name: Aline Moulia

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES A INVESTORS:

xInternet Limited

By:
Title: Authorized Signatory
Name:

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES A INVESTORS:

ACE Redpoint Ventures China I, L.P.

By: ACE Redpoint Ventures China I GP, L.P., its general partner

By: ACE Redpoint Ventures China I GP, Ltd., its general partner

By:
Name: David Egglishaw
Title: Director

ACE Redpoint Associates China I, L.P.

By: ACE Redpoint Ventures China I GP, Ltd., its general partner

By:
Name: David Egglishaw
Title: Director

ACE Redpoint China Strategic I, L.P.

By: ACE Redpoint Ventures China I GP, L.P., its general partner

By: ACE Redpoint Ventures China I GP, Ltd., its general partner

By:
Name: David Egglishaw
Title: Director

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES A1 INVESTOR:

CMC Queen Holdings Limited

By:
Title: Authorized Signatory
Name: Peter LI

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ORDINARY SHAREHOLDER:

Morning Sea Limited

By:
Title: Authorized Signatory
Name:

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ORDINARY SHAREHOLDER:

Pebble Capital Management Limited

By:
Title: Authorized Signatory
Name:

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ORDINARY SHAREHOLDER:

Precious Lead Limited

By:
Title: Authorized Signatory
Name:

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ORDINARY SHAREHOLDER:

Double Excel Investment Limited

By:
Title: Authorized Signatory
Name:

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ORDINARY SHAREHOLDER:

L&L LIMITED

By:
Title: Authorized Signatory
Name:

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ORDINARY SHAREHOLDER:

Eton International Investment Limited

By:
Title: Authorized Signatory
Name:

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ORDINARY SHAREHOLDER:

EASTWEST HOLDINGS GROUP CO., LTD.

By:
Title: Authorized Signatory
Name:

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ORDINARY SHAREHOLDER:

ACE Redpoint Ventures China I, L.P.

By: ACE Redpoint Ventures China I GP, L.P., its general partner

By: ACE Redpoint Ventures China I GP, Ltd., its general partner

By:
Name: David Egglishaw
Title: Director

ACE Redpoint Associates China I, L.P.

By: ACE Redpoint Ventures China I GP, Ltd., its general partner

By:
Name: David Egglishaw
Title: Director

ACE Redpoint China Strategic I, L.P.

By: ACE Redpoint Ventures China I GP, L.P., its general partner

By: ACE Redpoint Ventures China I GP, Ltd., its general partner

By:
Name: David Egglishaw
Title: Director

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ORDINARY SHAREHOLDER:

SHANG QIANG LIMITED

By:
Title: Authorized Signatory
Name:

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ORDINARY SHAREHOLDER:

Advantage Ace Investment Limited

By:
Title: Authorized Signatory
Name:

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ORDINARY SHAREHOLDER:

Membrane Star LLC

By:
Title: Authorized Signatory
Name:

[Signature Page to the Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES B1 INVESTOR:

Image Flag Investment (HK) Limited

By:
Title:
Name:

[Signature Page to the Second Amended and Restated Shareholders Agreement]

SCHEDULE A

List of Principals and Principal Holding Companies

Principal	PRC ID Card Number/Passport Number	Principal Holding Company	Ownership Interest Percentage Held by Principal in the Principal Holding Company
Tan Siliang (谭思亮)	[REDACTED]	Innotech Overseas Investment Ltd. Innotech Group Holdings Ltd.	100%
Li Lei (李磊)	[REDACTED]	News Optimizer (BVI) Ltd.	100%

Schedule A	Shareholders’ Agreement

SCHEDULE B

Part A

List of Series A Investors

Name	Number of Preferred Shares Purchased
CW_toutiao Limited	3,071,428 Series A Preferred Shares
xInternet Limited	225,275 Series A Preferred Shares
ACE Redpoint Ventures China I, L.P.	1,539,560 Series A Preferred Shares
ACE Redpoint Associates China I, L.P.	87,363 Series A Preferred Shares
ACE Redpoint China Strategic I, L.P.	21,429 Series A Preferred Shares

Part B

List of Series A1 Investor

Name	Number of Preferred Shares Purchased
CMC Queen Holdings Limited	1,373,626 Series A1 Preferred Shares

Part C

Series B1 Investor

Name	Number of Preferred Shares Purchased
Image Flag Investment (HK) Limited	5,420,144 Series B1 Preferred Shares

Schedule B	Shareholders’ Agreement

Part D

List of Ordinary Shareholders

Name	Number of Ordinary Shares
Morning Sea Limited	96,136 Ordinary Shares
Pebble Capital Management Limited	3,054,218 Ordinary Shares
Precious Lead Limited	563,187 Ordinary Shares
Double Excel Investment Limited	977,650 Ordinary Shares
L&L LIMITED	84,690 Ordinary Shares
Eton International Investment Limited	42,345 Ordinary Shares
EASTWEST HOLDINGS GROUP CO., LTD.	211,724 Ordinary Shares
ACE Redpoint Ventures China I, L.P.	46,881 Ordinary Shares
ACE Redpoint Associates China I, L.P.	2,660 Ordinary Shares
ACE Redpoint China Strategic I, L.P.	653 Ordinary Shares
SHANG QIANG LIMITED	211,724 Ordinary Shares
Advantage Ace Investment Limited	163,276 Ordinary Shares
Membrane Star LLC	296,414 Ordinary Shares

Schedule B	Shareholders’ Agreement

SCHEDULE C

ADDRESS FOR NOTICES

If to the Group Companies:

Address:	申江路5005弄星创科技广场3号楼11层
Tel:	[REDACTED]
Fax:	N/A
Attention:	Tan Siliang (谭思亮)

Principals and Principal Holding Companies:

Address:	申江路5005弄星创科技广场3号楼11层
Tel:	[REDACTED]
Fax:	N/A
Attention:	Tan Siliang (谭思亮)

If to Chengwei:

Address:	Lane 672, Changle Road, Suite 33C
Shanghai 200040, P.R. China
Tel:	[REDACTED]
Attention:	Sha Ye

If to xInternet Limited:

Address:	Room 703, No. 988 Changping Road, Jingan District, Shanghai, China
Email:	[REDACTED]
Attention:	FENG Yinan

If to Redpoint:

Address:	1539 Nanjing Road West, Kerry Center, Tower 2, Suite 1801, Shanghai
Attn:	Nancy Shi
Tel:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

If to CMC:

Address:	Level 35, HKRI Taikoo Hui Center I, 288 Shimen Yi Road, Jing’an District, Shanghai 200041
Attn:	Peter Li
Tel:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

Schedule C	Shareholders’ Agreement

If to Tencent:

c/o Tencent Holdings Limited 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong Attention: Compliance and Transactions Department E-mail: [REDACTED]

with a copy (which shall not constitute notice) to:	Tencent Building, Kejizhongyi Avenue, Hi-tech Park, Nanshan District, Shenzhen, 518057, P.R.China Attention: Mergers and Acquisitions Department E-mail: [REDACTED]

with a copy (which shall not constitute notice) to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP 12th Floor, The Hong Kong Club Building, 3A Chater Road, Central, Hong Kong Attention: Jeanette K. Chan, Esq. Fax No. [REDACTED] E-mail: [REDACTED]

If to Ordinary Shareholder:

Address:	申江路5005弄星创科技广场3号楼11层
Tel:	[REDACTED]
Fax:	N/A
Attention:	Tan Siliang (谭思亮)

Schedule C	Shareholders’ Agreement

EXHIBIT A

FORM OF JOINDER DEED

This Joinder deed (“Joinder Deed”) is executed by the undersigned (the “Purchaser”) pursuant to the terms of that certain Second Amended and Restated Shareholders’ Agreement dated on             , 2018 (the “Agreement”) by and among Qtech Ltd., a Cayman Islands exempted company (the “Company”) and certain of its shareholders and in consideration of the Shares (as defined below) acquired/subscribed by the Purchaser thereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. By the execution of this Joinder Deed, the Purchaser agrees as follows:

1.    Interpretation. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

2.    Acknowledgment. The Purchaser acknowledges that the Purchaser is acquiring/subscribing [number] [Series A Preferred/Series A1 Preferred/Series B1 Preferred/Series B2 Preferred/Ordinary] Shares of the Company (the “Shares”) from [name of transferor/the Company], subject to the terms and conditions of the Agreement and [certain transfer or subscription agreement].

3.    Agreement. Immediately upon the closing of the subscription/transfer of the Shares, the Purchaser (i) agrees that the Shares acquired by the Purchaser shall be bound by and subject to the terms of the Agreement applicable to the Shares, and (ii) hereby adopts and accedes to the terms of, agrees to be bound by, and assumes all rights and obligations under the terms and conditions of, the Agreement with the same force and effect as [a/an Principal/Principal Holding Company/Ordinary Shareholder/Series A Investor/Series A1 Investor/Series B1 Investor/Series B2 Investor].

4.    Governing Law. This Joinder Deed shall be governed by and construed in all respects in accordance with the laws of the Hong Kong, without regard to principles of conflict of laws thereunder.

5.    Notice. Any notice required or permitted by the Agreement shall be given to the Purchaser at the address listed beside the Purchaser’s signature below.

6.    No Use of Name. Without limiting the generality of the provisions in Section 20.22 of the Agreement, without the prior written consent of the Purchaser or any of its Affiliates if applicable, and whether or not Purchaser or any of its Affiliates is then a shareholder of the Company, no Party shall, nor shall any Party permit any of its Affiliates to:

(i)    use in advertising, publicity, announcements, or otherwise the name of [*] (the “Mark”), so long as the Mark is a trademark registered under the name of the Purchaser or its Affiliate; or

(ii)    represent, directly or indirectly, that any product or services provided by any Group Company or any of their respective Affiliates has been approved or endorsed by the Purchaser or any of its Affiliates.

Exhibit A	Shareholders’ Agreement

EXECUTED AS A DEED AND DATED this      day of                     ,         .

Exhibit A	Shareholders’ Agreement

IN WITNESS WHEREOF, this Joinder has been executed as a deed on the date first above written.

THE COMPANY

SIGNED, SEALED AND DELIVERED AS A DEED on behalf of QTECH LTD., a company incorporated in the Cayman Islands, by [ ], being a Person who, in accordance with the Law of that place, is acting under the authority of the company in the presence of:	) ) ) ) ) ) ) )
Signature of witness	) ) ) )	By executing this document the signatory warrants that the signatory is duly authorized to execute this document on behalf of Qtech Ltd.
Name of witness (block letters)	) ) ) ) )
Address of witness	) ) ) )

Exhibit A	Shareholders’ Agreement

IN WITNESS WHEREOF, this Joinder has been executed as a deed on the date first above written.

THE NEW SHAREHOLDER

SIGNED, SEALED AND DELIVERED AS A DEED on behalf of [NAME OF NEW SHAREHOLDER], a company incorporated in the [jurisdiction of incorporation of the New Shareholder], by being a Person who, in accordance with the law of that place, is acting under the authority of the company in the presence of:

	) ) ) ) ) ) ) ) ) ) ) ) ) )	By executing this document the signatory warrants that the signatory is duly authorized to execute this document on behalf of [name of the New Shareholder]
Signature of witness	) ) )
Name of witness (block letters)	) ) ) )
Address of witness

Exhibit A	Shareholders’ Agreement

EXHIBIT B

Part I

LIST OF RESTRICTED PERSONS I

(i)	Baidu Inc.;

(ii)	Alibaba Group Holding Limited;

(iii)	三六零科技股份有限公司;

(iv)	Zhejiang Ant Micro-finance Service Group Co. Ltd. (浙江蚂蚁小微金融服务集团有限公司);

(v)	Cainiao Network Technology Co., Ltd(菜鸟网络) ;

(vi)	Bytedance Ltd，北京字节跳动科技有限公司（今日头条）

(vii)	北京微梦创科网络技术有限公司（微博）

(viii)	北京一点网聚科技有限公司（一点资讯）

(ix)	Any Affiliates of the foregoing;

(x)	Any entity in which the (i) to (viii) holds directly or indirectly not less than 20% of the total equity interest or voting interest of such entity.

Exhibit B	Shareholders’ Agreement

Part II

LIST OF RESTRICTED PERSONS II

(i)	Baidu Inc.;

(ii)	Alibaba Group Holding Limited;

(iii)	三六零科技股份有限公司;

(iv)	Zhejiang Ant Micro-finance Service Group Co. Ltd. (浙江蚂蚁小微金融服务集团有限公司);

(v)	Cainiao Network Technology Co., Ltd(菜鸟网络) ;

(vi)	Bytedance Ltd，北京字节跳动科技有限公司（今日头条）

(vii)	北京微梦创科网络技术有限公司（微博）

(viii)	Any Affiliates of the foregoing;

(ix)	Any entity in which the (i) to (viii) holds directly or indirectly not less than 20% of the total equity interest or voting interest of such entity.

Exhibit B	Shareholders’ Agreement

EXHIBIT C

PFIC Exhibit

Annual Information Statement

(1)	This questionnaire applies to the taxable year of [Company] “Company” beginning on January 1, 20 , and ending on December 31, 20 .

(2)	PLEASE CHECK HERE IF 75% OR MORE OF THE COMPANY’S GROSS INCOME CONSTITUTES PASSIVE INCOME.

Passive income: For purposes of this test, passive income includes:

•	Dividends, interests, royalties, rents and annuities, excluding, however, rents and royalties which are received from an unrelated party in connection with the active conduct of a trade or business.

•	Net gains from the sale or exchange of property—

•	which gives rise to dividends, interest, rents or annuities (excluding, however, property used in the conduct of a banking, finance or similar business, or in the conduct of an insurance business);

•	which is an interest in a trust, partnership, or REMIC; or

•	which does not give rise to income.

•	Net gains from transactions in commodities.

•	Net foreign currency gains.

•	Any income equivalent to interest.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the income received by such other corporation.

(3)	PLEASE CHECK HERE IF THE AVERAGE FAIR MARKET VALUE DURING THE TAXABLE YEAR OF PASSIVE ASSETS HELD BY THE COMPANY EQUALS 50% OR MORE OF THE AVERAGE FAIR MARKET VALUE OF ALL OF THE COMPANY’S ASSETS.

Note: This test is applied on a gross basis; no liabilities are taken into account.

Passive Assets: For purposes of this test, “passive assets” are those assets which generate (or are reasonably expected to generate) passive income (as defined above). Assets which generate partly passive and partly non-passive income are considered passive assets to the extent of the relative proportion of passive income (compared to non-passive income) generated in a particular taxable year by such assets. Please note the following:

•	A trade or service receivable is non-passive if it results from sales or services provided in the ordinary course of business.

Exhibit C	Shareholders’ Agreement

•	Intangible assets that produce identifiable items of income, such as patents or licenses, are characterized in terms of the type of income produced.

•	Goodwill and going concern value must be identified to a specific income producing activity and are characterized in accordance with the nature of that activity.

•	Cash and other assets easily convertible into cash are passive assets, even when used as working capital.

•	Stock and securities (including tax-exempt securities) are passive assets, unless held by a dealer as inventory.

Average value: For purposes of this test, “average fair market value” equals the average quarterly fair market value of the assets for the relevant taxable year.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the passive assets of such other corporation.

(4)	PLEASE CHECK HERE IF (A) MORE THAN 50% OF THE COMPANY’S STOCK (BY VOTING POWER OR BY VALUE) IS OWNED BY FIVE OR FEWER U.S. PERSONS OR ENTITIES AND (B) THE AVERAGE AGGREGATE ADJUSTED TAX BASES (AS DETERMINED UNDER U.S. TAX PRINCIPLES) DURING THE TAXABLE YEAR OF THE PASSIVE ASSETS HELD BY THE COMPANY EQUALS 50% OR MORE OF THE AVERAGE AGGREGATE ADJUSTED TAX BASES OF ALL OF THE COMPANY’S ASSETS.

Average value: For purposes of this test, “average aggregate adjusted tax bases” equals the average quarterly aggregate adjusted tax bases of the assets for the relevant taxable year.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the passive assets of such other corporation

(5)	[INVESTOR] HAS THE FOLLOWING PRO-RATA SHARE OF THE ORDINARY EARNINGS AND NET CAPITAL GAIN OF THE COMPANY AS DETERMINED UNDER U.S. INCOME TAX PRINCIPLES FOR THE TAXABLE YEAR OF THE COMPANY:

Ordinary Earnings:                                          (as determined under U.S. income tax principles)

Net Capital Gain:                                      (as determined under U.S. income tax principles)

Exhibit C	Shareholders’ Agreement

Pro Rata Share: For purposes of the foregoing, the shareholder’s pro rata share equals the amount that would have been distributed with respect to the shareholder’s stock if, on each day during the taxable year of the Company, the Company had distributed to each shareholder its pro rata share of that day’s ratable share (determined by allocating to each day of the year, an equal amount of the Company’s aggregate ordinary earnings and aggregate net capital gain for such year) of the Company’s ordinary earnings and net capital gain for such year. Determination of a shareholder’s pro rata share will require reference to the Company’s charter, certificate of incorporation, articles of association or other comparable governing document.

(6)	The amount of cash and fair market value of other property distributed or deemed distributed by Company to [Investor] during the taxable year specified in paragraph 1. is as follows:

Cash: _________________

Fair Market Value of Property: ____________________

(7)	Company will permit [Investor] to inspect and copy Company’s permanent books of account, records, and such other documents as may be maintained by Company that are necessary to establish that PFIC ordinary earnings and net capital gain, as provided in Section 1293(e) of the U.S. Internal Revenue Code of 1986, as amended (or any successor provision thereto), are computed in accordance with U.S. income tax principles.

Exhibit C	Shareholders’ Agreement

PWRW&G LLP Draft March 2, 2018 (2)

SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

Dated             , 2018

Paul, Weiss, Rifkind, Wharton & Garrison LLP

Solicitors and International Lawyers

12th Floor, Hong Kong Club Building

3A Chater Road

Central

Hong Kong

TABLE OF CONTENTS

1.	Definitions	3

2.	Demand Registration	13

3.	Piggyback Registrations	16

4.	Registration Procedures	18

5.	Registration-Related Indemnification	21

6.	Additional Registration-Related Undertakings	23

7.	Preemptive Right	25

8.	Restriction on Transfers	27

9.	Rights of First Refusal	30

10.	Right of Co-Sale	32

11.	Non-Exercise of Rights of First Refusal and Co-Sale	33

12.	Limitations to Rights of First Refusal and Co-Sale	34

13.	Prohibited Transfers	34

14.	Lock-Up	35

15.	Drag-Along Rights	35

16.	Information and Inspection Rights	37

17.	Election of Directors	38

18.	Protective Provisions	41

19.	Additional Covenants	43

20.	Miscellaneous	50

SCHEDULES

SCHEDULE A	LIST OF PRINCIPALS AND PRINCIPAL HOLDING COMPANIES

SCHEDULE B	PART A - LIST OF SERIES A INVESTORS

PART B - LIST OF SERIES A1 INVESTOR

PART C - LIST OF SERIES B1 INVESTORS

PART D – LIST OF ORDINARY SHAREHOLDERS

SCHEDULE C	ADDRESS FOR NOTICES

EXHIBITS

EXHIBIT A	FORM OF JOINDER DEED

EXHIBIT B	PART 1 - LIST OF RESTRICTED PERSONS I – PART I

PART 2 - LIST OF RESTRICTED PERSONS II

EXHIBIT C	DISCLOSURE SCHEDULE